SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No. [ ])

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the Appropriate Box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 240.14a-12

VUZIX CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials:

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

VUZIX CORPORATION

25 Hendrix Road,

West Henrietta, New York 14586

(585) 359-5900

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 15, 2022

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Vuzix Corporation. The meeting will be a virtual online meeting and will take place on June 15, 2022 at 1:00 p.m. (Eastern time), for the following purposes:

1.	To elect seven (7) directors to serve until the 2023 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

2.	To ratify the selection of Freed Maxick CPAs, P.C. as the independent registered public accounting firm of the Company for the year ending December 31, 2022.

3.	To conduct an advisory vote on executive compensation.

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The record date for the annual meeting is April 19, 2022. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof. Our transfer books will not be closed.

By Order of the Board of Directors

/s/ Eric Black
Eric Black
Corporate Secretary (Acting)

Dated:	April 29, 2022
West Henrietta, New York

You are cordially invited to virtually attend the meeting on June 15, 2022 by telephone, mobile device or Internet. We are furnishing proxy materials to some of our shareholders via the Internet by mailing a Notice of Internet Availability of Proxy Materials, instead of mailing or emailing copies of those materials. The Notice of Internet Availability of Proxy Materials directs shareholders to a website where they can access our proxy materials, including our proxy statement and our annual report, and view instructions on how to vote via the Internet, mobile device, or by telephone. If you received a Notice of Internet Availability of Proxy Materials and would prefer to receive a paper copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials.

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VUZIX CORPORATION

25 Hendrix Road

West Henrietta, New York 14586

(585) 359-5900

PROXY STATEMENT

FOR 2022 ANNUAL MEETING OF STOCKHOLDERS

This proxy statement is furnished to shareholders in connection with the solicitation of proxies by the Board of Directors of Vuzix Corporation (“Vuzix”, the “Company”, “we”, “our”, or “us”) in connection with the annual meeting of shareholders of the Company to be held on June 15, 2022 at 1:00 p.m., Eastern Time, virtually via the Internet (the "Annual Meeting"). A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Securities and Exchange Commission ("SEC") is available without charge upon written request to the Company's Secretary at the Company's corporate offices, or from the SEC's website at www.sec.gov.

The Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively by webcast. You are entitled to participate in the Annual Meeting only if you were a stockholder of the Company as of the close of business on the Record Date, or if you hold a valid proxy for the Annual Meeting. No physical meeting will be held.

You will be able to attend the Annual Meeting virtually online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/VUZI2022. You also will be able to vote your shares online by attending the Annual Meeting virtually by webcast.

To participate in the Annual Meeting, you will need to review the information included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials. Please note that you will need your 16-digit control number included on your proxy card.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below.

The online meeting will begin promptly at 1:00 p.m., Eastern Time. We encourage you to access the meeting prior to the start time leaving ample time for the check-in. Please follow the registration instructions as outlined in this proxy statement.

SOLICITATION AND REVOCABILITY OF PROXIES

The enclosed proxy for the Annual Meeting is being solicited by the Board of Directors of the Company. Shareholders of record may vote by mail, telephone, or via the Internet. The toll-free telephone number and Internet web site are listed on the enclosed proxy. If you vote by telephone or via the Internet you do not need to return your proxy card. If you choose to vote by mail, please mark, date and sign the proxy card, and then return it in the enclosed envelope (no postage is necessary if mailed within the United States). Any person giving a proxy may revoke it at any time prior to the exercise thereof by filing with the Secretary of the Company a written revocation or duly executed proxy bearing a later date. The proxy may also be revoked by a shareholder attending the Meeting, withdrawing the proxy and voting in person virtually by attending the meeting online and voting by webcast.

The expense of preparing, printing and mailing the form of proxy and the material used in the solicitation thereof will be borne by the Company. In addition to solicitation by mail, proxies may be solicited by the directors, officers and regular employees of the Company (who will receive no additional compensation therefor) by means of personal interview, e-mail, telephone or facsimile. It is anticipated that banks, brokerage houses and other institutions, custodians, nominees, fiduciaries or other record holders will be requested to forward the soliciting material to persons for whom they hold shares and to seek authority for the execution of proxies; in such cases, the Company will reimburse such holders for their charges and expenses.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The close of business on April 19, 2022 has been fixed as the record date for determination of the shareholders entitled to notice of, and to vote at, the Annual Meeting. On that date, there were outstanding and entitled to vote 63,691,909 shares of common stock, each of which is entitled to one vote on each matter at the Annual Meeting.

Pursuant to the Company's bylaws and applicable provisions of the Delaware General Corporation Law, the vote of: (i) holders of a majority of the shares for which votes are cast with respect to each director nominee (not including abstentions), in person (virtually in this case, by attending the meeting online and voting by webcast) or by properly executed proxy, will be required to elect members to the Board of Directors, and (ii) the affirmative vote of a majority of shares of common stock cast on this proposal (including abstentions) will be required to ratify the appointment of the independent auditors. The advisory votes on executive compensation will not be binding on either the Board of Directors or the Company. However, the Board of Directors and the Company’s Compensation Committee will take into account the outcome of the stockholder votes on this proposal when considering future executive compensation arrangements, as applicable. See “How many votes are needed to approve each Proposal?”

The presence, in person (virtually in this case, by attending the meeting online and voting by webcast) or by properly executed proxy, of the holders of shares of common stock entitled to cast one-third of all the votes entitled to be cast at the Annual Meeting is necessary to constitute a quorum. Holders of shares of common stock represented by a properly signed, dated and returned proxy will be treated as present at the Annual Meeting for purposes of determining a quorum. Proxies relating to "street name" shares that are voted by brokers will be counted as shares present for purposes of determining the presence of a quorum, but will not be treated as votes cast at the Annual Meeting as to any proposal as to which the brokers do not have voting instructions and discretion. These missing votes are known as “broker non-votes.”

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QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We are sending you this proxy statement and the enclosed proxy card because the Board of Directors of Vuzix Corporation is soliciting your proxy to vote at the 2022 Annual Meeting of Stockholders. We invite you to attend the Annual Meeting and request that you vote on the proposals described in this proxy statement. The Annual Meeting will be held virtually on Wednesday, June 15, 2022 at 1:00 p.m. Eastern Time. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, date, sign and return the enclosed proxy card, or follow the instructions on the proxy card to vote by telephone or via the Internet.

We are providing this notice proxy statement and the accompanying proxy card on or about May 3, 2022 to all stockholders of record entitled to vote at the Annual Meeting.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on April 19, 2022, the record date for the meeting, will be entitled to vote at the annual meeting. On April 29, 2022, the filing date of this proxy statement, there were 63,691,909 shares of common stock (each entitled to one vote) outstanding.

Stockholder of Record: Shares Registered in Your Name

If on April 19, 2022, your shares of Vuzix Corporation common stock were registered directly in your name with our transfer agent, Computershare Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting virtually by attending the meeting online and voting by webcast or vote by proxy. Whether or not you plan to virtually attend during the meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 19, 2022, your shares of Vuzix Corporation common stock were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting virtually. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting virtually unless you request and obtain a signed letter or other valid proxy from your broker or other agent.

What am I voting on?

There are three matters scheduled for a vote: (i) the election of seven (7) directors to serve until the 2023 Annual Meeting of stockholders, (ii) the ratification of the selection of Freed Maxick CPAs, P.C. as our independent registered public accounting firm for the year ending December 31, 2022, and (iii) the advisory vote on executive compensation. Our Board of Directors does not intend to bring any other matters before the meeting and is not aware of anyone else who will submit any other matters for which a vote will be required. However, if any other matters properly come before the Annual Meeting, the people named on the proxy card, or their substitutes, will be authorized to vote on those matters in their own judgment.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you owned as of April 19, 2022.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least one-third of the outstanding shares of common stock entitled to vote are present at the meeting. Your shares are counted as present at the meeting if:

•	You are present and vote in person at the meeting virtually by attending online and voting by webcast;

•	You have properly submitted a proxy card; or

•	You have voted via the Internet or by telephone.

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Your shares will be counted towards the quorum only if you submit a valid proxy card, have voted via the Internet, have voted via telephone, or vote in person at the meeting virtually by attending online and voting by webcast. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

How do I vote?

The procedures for voting are set forth below:

Stockholder of Record: Shares Registered in Your Name

•	If you are a stockholder of record, you will be able to vote your shares online by attending the Annual Meeting virtually and voting by webcast.

•	Whether or not you plan to attend the virtual meeting, we urge you to vote by submitting your proxy card, via the Internet or by telephone to ensure your vote is counted.

•	To vote via the Internet or by telephone, follow the instructions on the enclosed proxy card.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held in street name and you desire to vote online during the Virtual Annual Meeting, you should follow the instructions provided by your bank, broker or other holder of record to be able to participate in the meeting.

Stockholders as of the close of business on the Record Date may attend the Annual Meeting online, vote your shares electronically and submit your questions during the Meeting, by following the instructions on the Meeting website, www.virtualshareholdermeeting.com/VUZI2022.  You will need to have your 16-Digit Control Number included on your notice of internet availability or your proxy card (if you received a printed copy of the proxy materials) to join the Meeting. Online access to the Meeting, which will be an audio-only webcast, will begin at 1:00 p.m., Eastern Time, on June 15, 2022.

How are votes counted?

You may either vote “FOR,” “AGAINST,” OR “ABSTAIN” for each nominee for the Board of Directors. You may vote “FOR”, “AGAINST” or “ABSTAIN” on the proposal to ratify the selection of Freed Maxick CPAs, P.C. as the independent registered public accounting firm of the Company for the year ending December 31, 2022. You may vote “FOR”, “AGAINST” or “ABSTAIN” on the advisory vote on executive compensation.

If you submit your proxy, vote via the Internet or by telephone but abstain from voting or withhold authority to vote on one or more matters, your shares will be counted as present at the Annual Meeting for the purpose of determining a quorum. Your shares also will be counted as present at the Annual Meeting for the purpose of calculating the vote on ratification of the selection of the Company’s accounting firm if you abstained from voting or withheld authority to vote on that matter, meaning your abstention has the same effect as a vote against that proposal. An abstention has no effect on the election of members to the Board of Directors. See “How many votes are needed to approve each Proposal?”

If you hold your shares in street name and do not provide voting instructions to your brokerage firm, the brokerage firm may still be able to vote your shares with respect to certain “discretionary” (or routine) items, but it will not be allowed to vote your shares with respect to certain “non-discretionary” items. In the case of non-discretionary items, for which no instructions are received, the shares will be treated as “broker non-votes”. Shares that constitute broker non-votes will be counted as present at the Annual Meeting for the purpose of determining a quorum but will not be considered entitled to vote on the proposal in question. Your broker does not have discretionary authority to vote on the election of members to the Board of Directors or on the advisory vote on executive compensation, but will have discretionary authority to vote on the proposal relating to the ratification of the selection of the accounting firm. As a result, if you do not vote your street name shares, your broker has the authority to vote on your behalf with respect to Proposal 2 (the ratification of the selection of the accounting firm). We encourage you to provide instructions to your broker to vote your shares for the nominees to the Board of Directors and on the advisory vote on executive compensation.

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How many votes are needed to approve each Proposal?

•	Proposal 1 - Election of Directors

Director nominees in uncontested director elections (when the number of director nominees does not exceed the number of board seats) are elected by the affirmative vote of the holders of a majority of the votes represented by the shares of common stock cast for this proposal (excluding abstentions) in person or virtually at the meeting (by attending online and voting by webcast) or by proxy. This means that the number of votes cast “For” a director nominee must exceed the number of votes cast “Against” that nominee. Abstentions and broker non-votes will have no effect.

•	Proposal 2 – Ratification of the selection of Freed Maxick CPAs, P.C. as the independent registered public accounting firm of the Company for the year ending December 31, 2022.

To be approved, the ratification of the selection of Freed Maxick CPAs, P.C. as our independent auditors for our 2022 fiscal year, must receive “For” votes from the holders of a majority of shares of common stock cast for this proposal, including abstentions. Broker non-votes will have no effect.

•	Proposal 3 – Advisory vote on executive compensation.

The advisory vote on executive compensation (Proposal 3) will not be binding on either the Board of Directors or the Company. However, the Company’s Compensation Committee will take into account the outcome of the stockholder vote on this proposal at the Annual Meeting when considering future executive compensation arrangements. To the extent there is a significant negative vote, we would communicate directly with shareholders to better understand the concerns that influenced the vote. The Board and the Compensation Committee would consider constructive feedback obtained through this process in making future decisions about executive compensation programs. However, your non-binding advisory votes described in Proposal 3 will not be construed (1) as overruling any decision by the Board of Directors, any Board committee or the Company relating to the compensation of the named executive officers or (2) as creating or changing any fiduciary duties or other duties on the part of the Board of Directors, any Board committee or the Company.

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

Can I change my vote after submitting my proxy, voting via the Internet or by telephone?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are a stockholder of record, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card with a later date.

•	You may send a written notice that you are revoking your proxy to our Corporate Secretary, Vuzix Corporation, 25 Hendrix Road, West Henrietta, New York 14586.

•	You may attend the Annual Meeting virtually and vote online by webcast. Simply attending the Annual Meeting virtually will not, by itself, revoke your proxy.

If you hold your shares in street name, contact your broker or other nominee regarding how to revoke your proxy and change your vote.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be disclosed in our report on Form 8-K that we will file with the Securities and Exchange Commission (the “SEC”) within four (4) business days after the Annual Meeting.

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What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, date, sign and return each proxy card, vote your shares via the Internet or by telephone for each proxy card you received to ensure that all of your shares are voted.

Who is paying for this proxy solicitation?

Vuzix Corporation will pay for the entire cost of soliciting proxies. In addition to the proxy materials being provided, our directors, officers and employees may also solicit proxies in person, by telephone, or by other means of communication. We will not pay our directors, officers and employees any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

When are stockholder proposals due for next year’s annual meeting?

At our annual meeting each year, our Board of Directors submits to stockholders its nominees for election as Directors and its selection of independent auditors for the current fiscal year. In addition, the Board of Directors may submit other matters to the stockholders for action at the Annual Meeting.

Our stockholders also may submit proposals for inclusion in the proxy material. These proposals must meet the stockholder eligibility and other requirements of the SEC, and for these to be considered for inclusion in next year’s proxy materials, you must submit your proposal in writing by December 31, 2022 to our Corporate Secretary, Vuzix Corporation, 25 Hendrix Road, West Henrietta, New York 14586.

In addition, our bylaws provide that a stockholder may present from the floor a proposal that is not included in the proxy statement if the stockholder delivers written notice to our Corporate Secretary not earlier than 120 days and not later 90 days before the first anniversary of the preceding year’s annual meeting. The notice must set forth the stockholder’s name, address and number of shares of stock they hold, a description of the business to be brought before the meeting, the reasons for conducting such business at the Annual Meeting, any material interest they have in the proposal, and such other information regarding the proposal as would be required to be included in a proxy statement. We have received no such notice for the 2022 Annual Meeting. For the 2023 annual meeting of stockholders, written notice must be delivered to our Corporate Secretary at our principal office, 25 Hendrix Road, West Henrietta, New York, 14586, between February 14, 2023 and March 21, 2023.

Our bylaws also provide that if a stockholder intends to nominate a candidate for election as a member of the Board of Directors, the stockholder must deliver written notice of such intent to our Corporate Secretary. The notice must be delivered not earlier than 120 days and not later 90 days before the first anniversary of the preceding year’s annual meeting. The notice must set forth the stockholder’s name and address and number of shares of stock they own, the name and address of the person to be nominated, a description of all arrangements or understandings between such stockholder and each nominee and any other person (naming such person) pursuant to which the nomination is to be made by such stockholder, the nominee’s business address and experience during the past five years, any other directorships held by the nominee, the nominee’s involvement in certain legal proceedings during the past ten years and such other information concerning the nominee as would be required to be included in a proxy statement soliciting proxies for the election of the nominee. In addition, the notice must include the consent of the nominee to serve as a Director if elected. We have received no such notice for the 2022 Annual Meeting. For the 2023 annual meeting of stockholders, written notice must be delivered to our Corporate Secretary at our principal office, 25 Hendrix Road, West Henrietta, New York 14586, between February 14, 2023 and March 21, 2023.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the amount of our common stock beneficially owned as of April 19, 2022 by (i) each person or group as those terms are used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), believed by us to beneficially own more than 5% of our common stock, (ii) each of our executive officers and directors, and (iii) all of our directors and executive officers as a group. Except as otherwise noted, each person named in the table has sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Name and Addresses of Beneficial Owner (1)	Shares Beneficially Owned (2)		Percent of Outstanding Shares Beneficially Owned (3)
Paul Travers	3,148,753	(4)	4.9%
Grant Russell	1,370,121	(5)	2.2%
Edward Kay	152,308		*
Timothy Harned	123,481		*
Peter Jameson	28,125		*
Raj Rajgopal	19,493		*
Azita Arvani	14,793		*
Emily Nagle Green	14,793		*
ARK Investment Management LLC	7,240,700	(6)	11.3%
BlackRock, Inc	4,538,281	(7)	7.1%
Directors and executive officers as a group (8 people)	4,871,867	(8)	7.6%

*less than 1.0%

(1)	The address for each person, unless otherwise noted, is c/o Vuzix Corporation, 25 Hendrix Road, West Henrietta, New York, 14586.

(2)	We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options or warrants, or, that are either immediately exercisable or convertible, or that will become exercisable within 60 days after April 19, 2022. These shares are deemed to be outstanding and beneficially owned by the person holding those options, warrants, convertible promissory notes or convertible preferred stock for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(3)	The percentage of shares beneficially owned is based on 63,691,909 shares of our common stock issued and outstanding, as of April 19, 2022.

(4)	Includes (i) 1,954,713 outstanding shares of common stock held by Mr. Travers, (ii) 312,916 shares of common stock issuable upon the exercise of options, (iii) 11,124 shares of common stock held by Travers Family Trust LLC, (iv) 609,000 shares of common stock held by Paul Travers Annuity Trust I dated May 14, 2015, (v) 182,700 shares of common stock held by Paul Travers Annuity Trust II dated May 14, 2015, and (vi) 78,300 shares of common stock held by Paul Travers Annuity Trust III dated May 14, 2015.

(5)	Represents (i) 1,157,205 shares held by Mr. Russell and his spouse and (ii) 212,916 shares of common stock issuable upon the exercise of options.

(6)	Based on Schedule 13G/A filed on February 9, 2022. The address of the stockholder is 3 East 28th Street, 7th Floor, New York, NY 10016.

(7)	Based on Schedule 13G filed on February 4, 2022. The address of the stockholder is State Street Financial Center, One Lincoln Street, Boston, MA 02111.

(8)	Beneficial ownership for Paul Travers, Grant Russell, Edward Kay, Timothy Harned, Peter Jameson, Raj Rajgopal, Azita Arvani, and Emily Nagle Green.

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PROPOSAL 1

ELECTION OF DIRECTORS

The number of directors is established by the Board of Directors. Our Board currently consists of seven (7) members, all seven (7) of whom have been nominated by the Board for re-election to the Board of Directors at the Annual Meeting.

Thus, at this Annual Meeting, seven (7) persons, comprising the entire membership of the Board of Directors, are to be elected. Each elected director will serve until the Company's next annual meeting of shareholders and until a successor is elected and qualified. Our seven (7) current board members, Paul Travers, Grant Russell, Edward Kay, Timothy Harned, Raj Rajgopal, Azita Arvani, and Emily Nagle Green were elected by the stockholders at the last annual meeting.

The Company anticipates that the accompanying proxy will be voted in favor of the seven (7) persons listed below to serve as directors unless the stockholder indicates to the contrary on such proxy. All nominees have consented to serve if elected. We expect that each of the nominees will be available for election, but if any of them is not a candidate at the time the election occurs, it is intended that such nomination will be deemed revoked and the director seat will be vacant until filled by the Board of Directors or vote of the stockholders at a meeting.

For the election of directors, only proxies and ballots, Internet votes or telephone votes, marked “FOR” or “AGAINST” one or more designated nominees are counted to determine the total number of votes cast. Abstentions are excluded entirely and will have no effect on the vote for the election of directors. Directors are elected by a majority of the votes cast. This means that the number of votes cast “for” a director nominee must exceed the number of votes cast “against” that nominee.

The term of office of each person elected as a director will continue until the next annual meeting or until his or her successor has been elected and qualified, or until the director’s death, resignation or removal.

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The Board of Directors considers diversity, including gender and ethnicity, in the makeup of the Board when evaluating director candidates. Qualifications that it considers include the nature and breadth of business experience, professional certification, and education.

The following table is a matrix of director skills, qualifications and demographic backgrounds. The Nomination Committee regularly evaluates the skills, qualifications, and demographic backgrounds desirable for our Board to best advance our business strategies and serve the interests of all our stakeholders.

	P. Travers	G. Russell	E. Kay	T. Harned	E. Nagle Green	A. Arvani	R. Rajgopal
Governance Guidelines Criteria:
Independent			Y	Y	Y	Y	Y
Senior Leadership Experience (1)	Y	Y	Y	Y	Y		Y
Industry Experience (2)	Y	Y		Y	Y	Y	Y
Board Experience (3)			Y		Y	Y	Y
Financial Expertise (4)		Y	Y	Y

Tenure (years)	24	13	6	5	1	1	1
Gender:
Female					Y	Y
Male	Y	Y	Y	Y			Y
Non-Binary Gender
Age	60	69	66	57	64	59	61
Race/Ethnicity(5):
Black of African American
Hispanic or Latino
White	Y	Y	Y	Y	Y	Y
Asian (including South Asian)							Y
Native American
Two or More Races or Ethnicities
LGBTQ+
Did not Disclose Race/Ethnicity

Notes:

1.	Senior Leadership Experience – experience as president, CEO or in similar senior executive positions

2.	Industry Experience – experience in the technology section, including software and hardware

3.	Board Experience – prior or concurrent service on other U.S. public company boards

4.	Financial Expertise – expertise in accounting, auditing, tax, banking, insurance or investments

5.	Race/Ethnicity – based on each director’s self-identification in our 2022 Board questionnaire

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The names of current directors and director nominees, their ages as of April 29, 2022, and certain information about them, including their business experience during the past five years and their directorships of other publicly held corporations, are set forth below.

Background of Current Directors and Director Nominees

Paul Travers, age 60, is a co-founder of Vuzix and has served as our President and Chief Executive Officer since 1997 and as a member of our Board of Directors since November 1997. Prior to the formation of Vuzix, Mr. Travers founded both e-Tek Labs, Inc. and Forte Technologies Inc. He has been a driving force behind the development of our products. With more than 30 years’ experience in the consumer electronics field, and 26 years’ experience in the virtual reality and virtual display fields, he is a nationally recognized industry expert. He holds an Associate degree in engineering science from Canton, ATC and a Bachelor of Science degree in electrical and computer engineering from Clarkson University. Mr. Travers resides in Honeoye Falls, New York. Mr. Travers’ experience as our founder and Chief Executive Officer qualifies him to serve on our Board of Directors.

Grant Russell, age 69, is a co-founder and has served as our Chief Financial Officer and Executive Vice President since 2000 and as a member of our Board of Directors since April 2009. From 1997 to 2004, Mr. Russell developed and subsequently sold a successful software firm and a new concept computer store and cyber café. In 1984, he co-founded Advanced Gravis Computer (Gravis), which, under his leadership as President, grew to become the world’s largest PC and Macintosh joystick manufacturer with sales of $44 million worldwide and 220 employees. Gravis was listed on NASDAQ and the Toronto Stock Exchange. In September 1996 it was acquired by a US-based Fortune 100 company via a successful public tender offer. Mr. Russell holds a Bachelor of Commerce degree in finance from the University of British Columbia and is both a US Certified Public Accountant and a Canadian Chartered Professional Accountant. Mr. Russell resides in Vancouver, British Columbia, Canada and has a secondary residence in West Henrietta, New York. Mr. Russell’s business executive and financial experience qualifies him to serve on our Board of Directors.

Edward Kay, age 66, has been a director of the Company since April 2016. Mr. Kay is a Certified Public Accountant who spent his 33-year career with PricewaterhouseCoopers LLP (PwC) working with companies in a wide variety of industries, including manufacturing, distribution, software and technology. Mr. Kay served as PwC’s Rochester, NY Office Managing Partner for 13 years from 1999 to 2012 and, for a time, Managing Partner of the firm’s Upstate NY practice and had been the Leader of PwC’s high technology practice in Dallas, TX from 1993 to 1999. Mr. Kay was formerly a Board member, Executive Committee member, and Audit Committee Chair of IEC Electronics (NYSE: IEC) from 2013 to 2015 and is currently on the board of a large private company in the product distribution business. During Mr. Kay’s tenure at PwC and through his service on other corporate boards, he accumulated extensive experience in financial, securities, and business matters, including significant leadership roles in addressing accounting and auditing matters related to public companies, which make Mr. Kay a financial expert and qualifies him to serve on our Board of Directors.

Timothy Harned, age 57, is an investment banking, corporate development, and financial advisory veteran with more than 30 years of experience in mergers and acquisitions, capital markets, and related activities. Mr. Harned has been a director of the Company since June 2017. Mr. Harned is also a technology specialist with more than 20 years of experience in various technology fields, including communications, mobility, and software, and another ten years working with consumer and industrial companies. He began his career at Lehman Brothers (1987 to 1992) within the mergers and acquisitions group. Upon receiving his Masters in Business Administration in 1994, Mr. Harned went on to serve as a corporate development executive (1994 to 1996) and later joined Banc of America Securities (1996 to 2000) where he became a Managing Director. Mr. Harned subsequently joined Morgan Stanley & Co. (2000 to 2002) where he served as Executive Director focused on mergers and acquisitions and capital markets advisory for technology companies. From 2003 to 2016, Mr. Harned served in leadership positions at several technology-focused financial and strategic advisory boutiques. In 2016, Mr. Harned founded 8Nineteen Advisory, LLC where he served as Managing Partner and CEO while functioning as a strategic C-suite consultant regarding growth matters and providing financial advisory services, with a specialty in mergers and acquisitions and corporate and business development. He led 8Nineteen Advisory from December 2016 until it was acquired by Progress Partners, Inc. in May 2021. Since that time, he has served as Managing Director at Progress Partners in their Boston headquarters. Over his career, Mr. Harned has led strategic transactions for both Fortune 500 companies as well as earlier stage high growth enterprises. In addition, he has successfully completed multiple cross-border transactions for U.S. acquirers entering the markets of both established and developing countries. Mr. Harned' s capital markets, corporate development, mergers and acquisitions, and strategic and financial advisory experience in the technology and consumer fields qualifies him to serve on our Board of Directors.

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Azita Arvani, age 59, is a customer-focused Hi-Tech leader who delivers innovation-led revenue growth. Ms. Arvani has served as a director of the Company since June 2021. With over two decades in digital industries, she brings extensive experience in leveraging disruptive technologies such as 5G, AI, IoT, cloud, and AR/VR, commercializing innovations, and building partnerships and ecosystems. She currently serves as General Manager of Rakuten Mobile Americas where she drives the development, strategy and deployment of the business in the Americas. Prior to joining Rakuten in February 2020, she worked at Nokia, most recently as Head of Innovation Partner & Venture Management. She led the company’s leading-edge global team where she discovered, partnered with, and mentored hundreds of rapid-growth innovative companies. She has deep experience in both established Fortune 500 companies and rapid-growth startups. She is an avid evangelist of true digital transformation for telecommunication companies, as well as other industries. Ms. Arvani has been on the Board of Directors of the Tennant Company (NYSE: TNC) since October 2012 with a focus on innovation and serves on the Compensation and Governance Committees. Her experience in technology markets and innovation and especially in AR/VR use cases is particularly valuable as Vuzix evolves its business to the next level and accelerates its market expansion. For these reasons, Ms. Arvani is qualified to serve on our Board of Directors.

Emily Nagle Green, age 64, is a long-time executive in the technology sector, with over 30 years of experience in introducing and scaling a wide variety of advanced technologies. Ms. Green has served as a director of the Company since June 2021. Following completion of a M.S. Engineering in computer graphics and artificial intelligence, she began her professional career developing special-effects software for supercomputers; later she led marketing for a fiber-optic communications technology firm. She served for 8 years with Forrester Research, a leading technology advisory firm, where she predicted consumer technology adoption, advised executives, and later built the firm’s European operations. She was the CEO and later Chairman of Yankee Group Research, and the launching CEO of Smart Lunches, a fast-growing ecommerce startup. She is an accomplished author and currently serves on the boards of Casella Waste Systems (NASD: CWST) and Centerspace Residential (NYSE: CSR), chairing the Nominating & Governance committees for both companies. Since 2015, she has professionally coached over 30 CEOs in the tech sector on strategy, leadership, and board management. In the non-profit sector she leads the Boston Chapter of All Raise, the national organization that supports women founders and funders. She is a member of NACD and Women Corporate Directors. We believe Ms. Green’s success in scaling advanced technologies, her experience as a CEO, and the breadth of her public board experience particularly in governance qualify her to serve on our Board of Directors.

Raj Rajgopal, age 61, is a seasoned industry executive with over 30 years of experience working with large enterprises implementing digital strategies and driving transformational growth. Mr. Rajgopal has served as a director of the Company since June 2021. He is currently the President of RR Advisory Services, LLC, an advisory firm he founded in 2019 that offers due diligence and consulting services to venture capital and private equity investors. Prior to that, he served in various leadership roles at Virtusa Corporation, including President, where he successfully led the company’s growth from under $50 million to a leading digital solutions provider with revenues of more than $1 billion. During his tenure as President at Virtusa, he supported the company’s 28 consecutive quarters of growth and led due diligence efforts on a number of successful acquisitions. Prior to Virtusa, he held multiple leadership roles in both the U.S. and the U.K. at Capgemini, a global leader in consulting, technology services and digital transformation. At Capgemini, he helped technology and telecommunication clients build differentiated strategies to scale their business. He was also a Director of Advanced Technologies at BGS Systems, Inc. He has an undergraduate degree in Mechanical Engineering and advanced degrees in Computer Science, Industrial Engineering and Business. Mr. Rajgopal currently serves as a member of the Directors at CTG Corporation (Nasdaq: CTG) and as a Board Observer at Wevo Conversion. His deep knowledge of enterprise markets, expertise in digital transformation, experience rapidly scaling a small enterprise and his relevant degrees in engineering and business, qualify him to serve on our Board of Directors.

RECOMMENDATION OF THE BOARD FOR PROPOSAL 1

Our Board of Directors unanimously recommend A VOTE FOR THE ELECTION
AS DIRECTORS OF THE NOMINEES LISTED ABOVE

Information Regarding the Board and its Committees

Director Meeting and Attendance

During 2021, our Board of Directors held one (1) in-person and five (5) conference call regular meetings, seven (7) additional conference-call meetings, and acted five (5) times by unanimous written consent. In addition, the directors considered Company matters and had frequent communication with each other apart from the formal meetings. No board member attended fewer than 75% of the total board meetings or of meetings held by all committees on which such member served during 2021.

Board Independence

Our Board of Directors has determined that each of our current directors and director nominees, other than Mr. Travers and Mr. Russell, is an independent director as defined by Rule 10A-3 promulgated by the SEC pursuant to the Exchange Act and NASDAQ rules. We believe that we are compliant with the independence criteria for boards of directors under applicable laws and regulations and the NASDAQ Stock Market. The board has met and may continue to meet independently of management as required.

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Board Committees

We have an Audit Committee, a Compensation Committee, a Nominating Committee and an Acquisition Committee.

Audit Committee

Our Audit Committee consists of Edward Kay, Timothy Harned, and Emily Nagle Green, each of whom is a non-employee director. Our Board of Directors has determined that each member of our Audit Committee is an independent director as defined by Rule 10A-3 promulgated by the SEC pursuant to the Exchange Act and meets the requirements of financial literacy under SEC rules and regulations and the NASDAQ Stock Market. Mr. Kay is the chairperson of our Audit Committee and is considered an independent director as defined by Rule 10A-3 promulgated by the SEC pursuant to the Exchange Act and meets the requirements of financial literacy under SEC rules and regulations and the NASDAQ Stock Market. Mr. Kay serves as our Audit Committee financial expert, as defined under SEC rules. Our Audit Committee met six (6) times during 2021.

Our Audit Committee is responsible for, among other things:

•	selecting and hiring our independent auditors, and approving the audit and non-audit services to be performed by our independent auditors;

•	evaluating the qualifications, performance and independence of our independent auditors;

•	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

•	reviewing the adequacy and effectiveness of our internal control policies and procedures;

•	discussing the scope and results of the audit with the independent auditors and reviewing with management and the independent auditors our interim and year-end operating results; and

•	preparing the Audit Committee report that the SEC requires in our annual proxy statement.

Our Board of Directors has adopted a written charter for our Audit Committee, which is available on the investor relations section of our website (www.vuzix.com).

Compensation Committee

Our Compensation Committee consists of Emily Nagle Green, Edward Kay and Timothy Harned, each of whom is a non-employee director. Ms. Green is the chairperson of our Compensation Committee. Our Board of Directors has determined that each member of our Compensation Committee is an independent director as defined under the current rules of the NASDAQ Stock Market. Our Compensation Committee met six (6) times in 2021.This year the Committee will be reviewing the Charter to ensure that it encapsulates all of the responsibilities surrounding human capital management, workforce engagement, DEI (diversity, equity and inclusion in the workplace), and talent management. The Committee recognizes the importance of all of these aspects in the long-term success and growth of Vuzix.

Our Compensation Committee is responsible for, among other things:

•	reviewing and approving compensation of our executive officers including annual base salary, annual incentive bonuses, specific goals, equity compensation, employment agreements, severance and change-in-control arrangements, and any other benefits, compensation or arrangements;

•	reviewing and recommending compensation goals, bonus, and stock compensation criteria for our employees;

•	preparing any Compensation Committee report required by the rules of the SEC to be included in our annual proxy statement; and

•	administering, reviewing and making recommendations with respect to our equity compensation plans.

Our Board of Directors has adopted a written charter for our Compensation Committee, which is available on the investor relations section of our website (www.vuzix.com).

Compensation Committee Interlocks and Insider Participation

During the year ended December 31, 2021, no member of our Compensation Committee was one of our officers or employees. Moreover, none of our executive officers served as a member of the Board of Directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our Board of Directors or Compensation Committee during 2021.

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Nominating Committee

Our Nominating Committee consists of Timothy Harned, Azita Arvani and Raj Rajgopal, each of whom is a non-employee member of our Board of Directors. Mr. Harned is the chairperson of our Nominating Committee. Our Board of Directors has determined that each member of our Nominating Committee is an independent director as defined under the rules of the NASDAQ Stock Market. Our Nominating Committee met three (3) times in 2021. This year the Committee will be reviewing its Charter to ensure that it encapsulates all of the responsibilities surrounding Board of Director and committee talent management, DEI (diversity, equity and inclusion), and ESG (Environmental, Social and Governance).

Our Nominating Committee is responsible for, among other things:

•	presenting a list of individuals recommended for nomination for election to the Board of Directors at the annual meeting of shareholders;

•	reviewing the composition of each committee and present recommendations for committee membership to the Board of Directors as needed;

•	establishing and reviewing on an annual basis the nominating committee’s policy with regard to the consideration of any director candidates recommended by the Company’s shareholders, including the procedures to be followed by the Company’s shareholders in submitting such recommendations; and

•	evaluating and reporting to the Board on the performance and effectiveness of the Board to facilitate the directors fulfilling their responsibilities in a manner that serves the interests of the Company’s shareholders.

Our Board of Directors has adopted a written charter for our Nominating Committee, which is available on the investor relations section of our website (www.vuzix.com).

Nominating Process

The process followed by the Nominating Committee to identify and evaluate candidates includes requests to board members, the chief executive officer, and others for recommendations, meetings from time to time to evaluate any biographical information and background material relating to potential candidates and their qualifications, and interviews of selected candidates. Nominations of persons for election to our Board of Directors may be made at a meeting of stockholders only (i) by or at the direction of the board; or (ii) by any stockholder who has complied with the notice procedures set forth in our bylaws and in the section entitled “Questions and Answers About This Proxy Material and Voting – When are stockholder proposals due for next year’s annual meeting?” In addition, stockholders who wish to recommend a prospective nominee for the Nominating Committee’s consideration should submit the candidate’s name and qualifications to our Corporate Secretary, 25 Hendrix Road, West Henrietta, New York 14586.

In evaluating the suitability of candidates to serve on the Board of Directors, including stockholder nominees, the Nominating Committee seeks candidates who are independent as defined by the rules of the NASDAQ Stock Market, and who meet certain selection criteria established by the committee. The committee also considers an individual’s skills, character and professional ethics, judgment, leadership experience, business experience and acumen, familiarity with relevant industry issues, and other relevant criteria that may contribute to our success. This evaluation is performed in light of the skill set and other characteristics that would most complement those of the current directors, including the diversity, maturity, skills and experience of the Board of Directors as a whole. The board seeks the best director candidates based on the skills and characteristics required without regard to race, color, national origin, religion, disability, marital status, age, sexual orientation, gender identity and expression, or any other basis protected by federal, state or local law.

Acquisition Committee

Our Acquisition Committee consists of Timothy Harned, Edward Kay and Raj Rajgopal, each of whom is a non-employee member of our Board of Directors. Mr. Harned is the chairperson of our Acquisition Committee. Our Board of Directors has determined that each member of our Acquisition Committee is an independent director as defined under the rules of the NASDAQ Stock Market. Our Acquisition Committee met six (6) times in 2021.

Our Acquisition Committee is responsible for, among other things:

•	Review acquisition, divestiture and investment strategies and performance with the Company’s management, including how such activities align with and advance the Company’s overall growth strategy and objectives.

•	Investigate and oversee the due diligence of transaction candidates on behalf of the Board, and otherwise support and assist with evaluation of proposed transactions.

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•	Review, provide support and assistance, and recommend for authorization and approval by the Board of acquisition, divestiture and investment transactions proposed by the Company’s management in which the total consideration to be paid or received by the Company, in cash, stock or other consideration, meets certain requirements that may be established by the Board from time to time.

•	Review and recommend for approval by the Board performance objectives for acquisitions or investments as proposed by Management, and from time-to-time review actual performance of acquisitions or investments relative to pre-set objectives.

•	Have full access to the Company’s executives and other members of the management team involved in corporate development as necessary to carry out its responsibilities.

•	Consider strategic objectives and risks associated with the Company’s acquisition, divestiture and investment activities, including assessment of the strategy, business model, financial performance, capital needs and projections of transaction candidates.

•	At least annually, review and assess the adequacy of this Charter and evaluate the performance of the Committee, and recommend any proposed changes to the Board.

•	Report regularly to the full Board on the Committee’s actions and activities.

Our Board of Directors has adopted a written charter for our Acquisition Committee, which is available on the investor relations section of our website (www.vuzix.com).

Code of Ethics and Business Conduct

We have adopted a code of business conduct and ethics that applies to all of our employees, officers and directors. The full text of our code of business conduct and ethics is posted on the investor relations section of our website (www.vuzix.com).

Involvement in Certain Legal Proceedings

None of our directors or executive officers has been involved in any legal proceeding in the past 10 years that would require disclosure under Item 401(f) of Regulation S-K.

Corporate Governance and Related Matters

Board Leadership Structure

Our Board of Directors is responsible for the selection of the Chairman of the Board and the Chief Executive Officer. Our Board does not have a policy on whether or not the roles of Chief Executive Officer and Chairman should be separate and, if they are to be separate, whether the chairman should be selected from the non-employee directors or be an employee. Currently our Chief Executive Officer acts as Chairman. Our board believes that Paul Travers, our founder and Chief Executive Officer, is best suited to act as Chairman of the Board because he is the director most familiar with the Company’s business and industry and is therefore best able to identify the strategic priorities to be discussed by the Board.

Our Board believes that the most effective board structure is one that emphasizes board independence and ensures that the board’s deliberations are not dominated by management. Five of our seven current directors qualify as independent directors as defined under NASDAQ rules and regulations. Each of our standing board committees is comprised of only independent directors, including our Nominating Committee, which is charged with evaluating and reporting to the board on the performance and effectiveness of the board, as necessary.

In 2022, we have also established the role of Lead Independent Director, who is elected by the Board of Directors annually. The current lead independent Director is Edward Kay. The Lead Independent Director is responsible for, among other things:

•	Presiding at all meetings of the Board of Directors at which the Chairman is not present, and at all Executive Sessions of Board meetings.

•	Presiding at all meetings of the independent Directors.

•	Calling meetings of the independent Directors.

•	Serving as the principal liaison between the Chairman and the independent Directors relative to all substantive discussions. While this role is not intended to impede in any way the degree and/or frequency of any direct communications between the Chairman and other independent Directors, it is expected that any substantive discussions that take place between the other independent Directors and Chairman will be communicated on a timely basis by the independent Director(s) to the Lead Independent Director, and vice versa.

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•	Communicating, on behalf of the Independent Directors and Compensation Committee, the Board evaluation of the CEO’s performance.

•	Guiding and assessing all information sent to the Board of Directors, including the quality, quantity, appropriateness, and timeliness of such information.

•	Assisting the Chairman in the construct of meeting agendas.

•	Helping establish the frequency of Board of Directors meetings and meeting schedules, ensuring there is sufficient time for adequate discussion of all agenda items.

•	Recommending to the Nominating Committee and to the Chairman, selections for membership and chair for each Board Committee, though such recommendations are not necessarily binding in nature.

•	Interviewing, along with the chair of the Nominating Committee, all Director candidates and making recommendations to the Nominating Committee.

•	When appropriate, being available for consultation and direct communication with stockholders.

•	Having the authority to select and retain (or approve in advance the selection and retention of) outside counsel, advisors, and/or consultants who report directly to the Board of Directors on Board-wide issues.

On an annual basis and in consultation with the independent Directors, the Lead Independent shall review this charter and recommend to the Board of Directors for approval any modifications or changes.

Our Board’s Role in Risk Oversight

Our management is responsible for risk management on a day-to-day basis. The role of our board and its committees includes overseeing the risk management activities of management. Our board oversees our risk management processes directly and through its committees. The Audit Committee assists the board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements, and discusses policies with respect to risk assessment and risk management, including guidelines and policies to govern the process by which our exposure to risk is handled. The Compensation Committee assists the board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs. The Nominating Committee assists the board in fulfilling its oversight responsibilities with respect to the management of risks associated with board organization, membership and structure, and succession planning for our directors. The Acquisition Committee assists the board in fulfilling its oversight responsibilities with respect to the management of risks associated with acquisitions, investments and divestitures, as the case may be.

Communications with the Board of Directors

Stockholders and other parties may communicate directly with the Board of Directors or the relevant board member by addressing communications to:

Vuzix Corporation

c/o Corporate Secretary

25 Hendrix Road,

West Henrietta, New York 14586

All stockholder correspondence will be compiled by our corporate secretary and forwarded as appropriate.

Director Attendance at Annual Meetings

We have scheduled a Board of Directors meeting in conjunction with our annual meeting of stockholders and, while we do not have a formal policy regarding attendance at annual meetings, as a general matter we expect that the directors will attend the annual meeting, except in the case of virtual online-only meetings. All of our directors attended our 2021 annual meeting virtually.

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PROPOSAL 2

RATIFICATION OF THE SELECTION OF THE COMPANY’S

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2022

The Audit Committee has selected the accounting firm of Freed Maxick CPAs, P.C. (“Freed Maxick”) to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2022. Freed Maxick has served as the Company’s independent registered public accounting firm since October 2014 and is considered by the Audit Committee, the Board of Directors, and management of the Company to be qualified.

The stockholders are being asked to ratify the Audit Committee’s appointment of Freed Maxick CPAs, P.C. for the year ending December 31, 2022. If the stockholders fail to ratify this appointment, the Audit Committee may, but will not be required to, reconsider whether to retain that firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders. A representative of Freed Maxick, CPAs, P.C. will be present at the annual meeting virtually and will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

Fees Paid to Freed Maxick CPAs, P.C.

The following table shows the fees that were billed by Freed Maxick CPAs, P.C. to the Company for professional services rendered in 2021 and 2020.

	2021	2020
Audit Fees (1)	$326,821	$241,500
Audit-Related Fees (2)	46,250	-
Tax Fees (3)	67,243	18,400
All Other Fees(4)	8,800	-
Total Freed Maxick CPAs, P.C. Fees	$449,114	$259,900

(1) Audit fees primarily represent amounts billed for the audit of our annual consolidated financial statements for such fiscal year and quarterly reviews of our consolidated financial statements.

(2) Audit-related fees represent fees for services rendered in connection with work related to comfort letters and registration statements in the fiscal year noted above.

(3) Professional services billed for tax compliance and planning.

(4) Professional services billed for due diligence work performed.

Pre-Approval of Fees by Audit Committee

In accordance with applicable laws, rules and regulations, our Audit Committee charter and pre-approval policies established by the Audit Committee require that the Audit Committee review and approve in advance all audit and permitted non-audit services provided to us by our independent registered public accounting firm. The services performed by, and the fees to be paid to, Freed Maxick CPAs, P.C. in 2021 and 2020 were approved by the Audit Committee.

Independence Analysis by Audit Committee

The Audit Committee has considered whether the provision of the services described above was compatible with maintaining the independence of Freed Maxick CPAs, P.C. and determined that the provision of such services was compatible with such firm’s independence. For 2021 and 2020, Freed Maxick CPAs, P.C. provided no services other than those services described above.

Required Vote

The affirmative vote of the holders of a majority of the shares of common stock cast on the matter is needed to ratify the appointment of Freed Maxick CPAs, P.C. as our independent registered public accounting firm for the year ending December 31, 2022. An abstention will have the same legal effect as a vote against the ratification of Freed Maxick CPAs, P.C., and broker non-votes will have no effect on the outcome of the ratification of the independent registered public accounting firm.

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RECOMMENDATION OF THE BOARD FOR PROPOSAL NO. 2:

Our Board of Directors unanimously recommend that the

stockholders vote FOR ratification of the appointment of FREED MAXICK CPAS,

P.C. as our independent registered public accounting firm

for the year ending December 31, 2022.

AUDIT COMMITTEE REPORT

Membership and Role of Audit Committee

The Audit Committee of our Board of Directors is responsible for providing independent, objective oversight and review of our accounting functions, internal controls and financial reporting process. Currently, the Audit Committee is comprised of Edward Kay, Timothy Harned and Emily Nagle Green. The Audit Committee operates pursuant to a written charter adopted by the Board of Directors in December 2009, as subsequently amended, which may be found on the investor relations section of our website (www.vuzix.com) under the “Investors-Corporate Governance” section. We believe that each of the members of the Audit Committee is independent as defined by applicable laws and regulations.

Management has the primary responsibility for the financial statements and the reporting process, including our system of internal controls, and for the preparation of the consolidated financial statements in accordance with generally accepted accounting principles. Our independent accountants are responsible for performing an independent audit of those financial statements in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB) and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes on behalf of the Board of Directors. Two of the three members of the Audit Committee are not professional accountants or auditors and their functions are not intended to duplicate or certify the activities of management and the independent auditors. Edward Kay, a Certified Public Accountant, is chair of the Audit Committee.

Review of our Audited Financial Statements

In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in our Annual Report on Form 10-K with management and discussed the quality and acceptability of our accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in our financial statements.

The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality and acceptability of our accounting principles and such other matters as are required to be discussed with the committee under the standards of the Public Company Accounting Oversight Board (PCAOB), including Auditing Standard 1301 (Communications with Audit Committees). In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from management and us, including the matters in the written disclosures required by Independence Standards Board Standard No. 1 (Independent Discussions with Audit Committees), which were submitted to us, and considered the compatibility of non-audit services with the auditors’ independence.

The Audit Committee discussed with our independent auditors the overall scope and plans for their audit. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of our internal controls, and the overall quality of our financial reporting.

In reliance on these reviews and discussions, the Audit Committee recommended to our Board of Directors (and our board has approved) that our audited financial statements for the year ended December 31, 2021 be included in the Annual Report on Form 10-K for the year ended December 31, 2021 for filing with the Securities and Exchange Commission.

The Audit Committee selects the Company’s independent registered public accounting firm annually and has submitted such selection for the year ending December 31, 2022 for ratification by stockholders at the Company’s annual meeting.

The Audit Committee currently consists of Mr. Kay (Chairperson), Mr. Harned and Ms. Green.

The material in this report is not deemed to be “soliciting material,” or to be “filed” with the Securities and Exchange Commission and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filings.

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PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) requires the Company’s stockholders to have the opportunity to cast a non-binding advisory vote regarding the approval of the compensation disclosed in this Proxy Statement of the Company’s executive officers who are named in the Summary Compensation Table below (“named executive officers”). The Company has disclosed the compensation of the named executive officers pursuant to rules adopted by the SEC.

We believe that our compensation policies for the named executive officers are designed to attract, motivate and retain talented executive officers and are aligned with the long-term interests of the Company’s stockholders. This advisory stockholder vote, commonly referred to as a “say-on-pay vote,” gives you as a stockholder the opportunity to approve or not approve the compensation of the named executive officers that is disclosed in this Proxy Statement by voting for or against the following resolution (or by abstaining with respect to the resolution):

RESOLVED, that the stockholders of Vuzix Corporation approve all of the compensation of the Company’s executive officers who are named in the Summary Compensation Table of the Company’s 2022 Proxy Statement, as such compensation is disclosed in the Company’s 2022 Proxy Statement pursuant to Item 402 of Regulation S-K, which disclosure includes the Proxy Statement’s Summary Compensation Table and other executive compensation tables and related narrative disclosures.

In 2019, our stockholders voted on our executive compensation program (also known as “Say-on-Pay”) for the second time and of the 14,377,373 votes that voted for, against, or abstained on the proposal, 13,329,683, or 93% approved it (there were also 11,753,111 broker non-votes on the proposal). The Committee considered the stockholders’ endorsement of the Committee’s decisions and policies for our overall executive compensation program in continuing the pay-for-performance program that is currently in place.

Although the vote is non-binding, our Board and the Compensation Committee will review the voting results. To the extent there is a significant negative vote, we would communicate directly with shareholders to better understand the concerns that influenced the vote. The Board and the Compensation Committee would consider constructive feedback obtained through this process in making future decisions about executive compensation programs. However, your non-binding advisory votes described in this Proposal 3 will not be construed: (1) as overruling any decision by the Board of Directors, any Board committee or the Company relating to the compensation of the named executive officers, or (2) as creating or changing any fiduciary duties or other duties on the part of the Board of Directors, any Board committee or the Company.

RECOMMENDATION OF THE BOARD FOR PROPOSAL NO. 3:

Our Board of Directors unanimously recommend that the

stockholders vote FOR approval of the compensation disclosed in this Proxy Statement of the Company’s NAMED executive officers

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COMPENSATION AND OTHER INFORMATION CONCERNING NAMED EXECUTIVE OFFICERS AND DIRECTORS

Named Executive Officers

This proxy statement contains information about the compensation paid to our Named Executive Officers (“NEOs”) during 2021. For 2021, we determined that the following officers were our named executive officers for purposes of this proxy statement:

·	Paul Travers - Chief Executive Officer and President
·	Grant Russell - Chief Financial Officer and Executive Vice President
·	Peter Jameson - Chief Operating Officer

Biographical information regarding Mr. Travers and Mr. Russell is provided under Proposal No. 1 above.

Peter Jameson was named Chief Operating Officer (COO) of Vuzix in January 2022, having served as General Manager since joining the Company in January 2021. Mr. Jameson brings a wealth of operating experience to his new position. He previously served as COO of Osterhout Design Group (ODG), a leading wearable technology company that developed and manufactured mobile, self-contained and lightweight head-worn mixed reality smart glasses with photo-realistic imagery. Prior to ODG, Mr. Jameson was a 20-year executive at Eastman Kodak where he was a founding leader of Kodak’s multi-billion-dollar Digital Camera Business including General Manager and VP of the Digital SLR and Professional Digital Capture Group that created the world’s first digital SLR cameras, General Manager of Kodak’s Commercial Imaging Business in Europe, Africa and the Middle East and General Manager and VP of Kodak’s Digital Devices Group. He holds a Bachelor of Science Electrical Engineering degree from Union College and a Master of Business Administration degree from the University of Rochester’s Simon School of Business.

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COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

•	Overview of Company Strategy
•	Alignment of Strategy and Pay
•	2021 and 2022 Compensation and Governance Enhancements
•	Succession Planning

Compensation Philosophy and Process

•	Compensation Philosophy
•	Role of Compensation Committee, Management, Consultants
•	Peer Group

Elements of Executive Compensation

•	Overview
•	Base Salary
•	Annual Incentive Plan
•	Long-term Incentive Plan

Additional Compensation and Governance

•	Benefits and Perquisites
•	Stock Ownership Policy
•	Clawback Policy
•	Hedging/Pledging
•	CEO Pay Ratio

Statement on Executive Compensation

Executive Summary

Overview of Company Strategy

As Vuzix embarks upon the next phase of its development, the Company continues to grow as a leader in the growing AR and Smart Glasses market. We believe Vuzix is one of the few pure near-eye display companies in the world, with a wide range of products and related optical and other technologies. The Board believes that it is on a path that, with proper execution, could result in Vuzix becoming a highly valued player in the technology sector. We believe that the products and technology of the Company and their evolution are critical to our future growth. Smart glasses, wearable computing and waveguide optics are still evolving rapidly and with varying degrees of enterprise and consumer adoption. The market for skilled personnel in the technology industry is very competitive, and skilled talent in the field of optics is even more competitive. Our ability to compete and succeed in our market is directly correlated to our ability to recruit, incentivize, and retain talented individuals in the areas of product development, sales, marketing, and general and administrative functions.

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Alignment of Strategy and Pay

To recruit and retain talent and to reinforce Vuzix’ strategy, the Company has designed a pay-for-performance compensation program to ensure alignment with Vuzix’ product and technology growth strategy and shareholder value creation. Key elements include:

•	Increased emphasis on both short- and long-term performance for executives

•	Enhanced annual performance plan to focus on objective key financial and strategic drivers of the Company’s long-term success including new products and/or technologies

•	A new long-term performance-based incentive plan tied to increasingly strong internal financial and relative external market metrics

We strive to create an acceptable balance of our employee retention objectives with pay-for-performance objectives. We believe we accomplish this by compensating our executives with a combination of base salary and performance bonus awards and long-term equity-based incentive compensation. Our primary compensation vehicle is our equity award program, which we use to motivate long-term performance and strongly align the interests of our executives with those of our stockholders.

We are committed to a strong pay and performance culture, where executives’ awards are aligned with shareholder experience. A significant portion of our CEO and CFO’s awards are at-risk, meaning that unless we achieve certain levels of financial, operational, and stock price performance, our executives could receive no incentive payouts. 2021 was a good year of progress for Vuzix with a number of successes, including solid year-over-year growth in smart glasses revenue, further developments in our intellectual properties, and a significantly strengthened balance sheet, which will allow us to execute upon strategic investments to continue to grow our business. However, our FY2021 financial and operational results fell below our target goals that were set at the beginning of the year. As a result, the committee determined that it would not pay out any annual bonuses to our CEO and CFO. Furthermore, we have implemented a long-term incentive plan (LTIP) intended to reward our top executives for achieving certain challenging milestones based on market capitalization, EBITDA margin, and revenue goals over a multi-year period. For more information on the LTIP, please refer to the section titled “Leadership LTIP”.

2021 and 2022 Compensation and Governance Enhancements

Over the past few years as Vuzix has redefined its strategy and restructured the Company’s financing and investor pool, the focus has been on ensuring that the Company’s compensation and governance practices continue to evolve to support the Company’s growth. In 2021, we expanded our Board to include three new Directors who provide additional expertise as public company board members. In addition, we hired an independent compensation consultant in 2022 to assess our compensation and governance practices and to create a plan to have better alignment with industry best practices.

The Management Team and Board of Directors have recognized the importance of formalizing and better defining many of their programs and as a result have made many changes that are consistent with Shareholder feedback and best practices.

Key Changes to Compensation and Governance 2021 and 2022

Shareholder Feedback/Best Practices	Key Changes 2021 and 2022
Shareholders were concerned with non-independent CEO/COB with no Lead Independent Director to oversee and maintain independence of the Board	•	2022 – Board approved a Lead Independent Director who is elected annually, but is expected to serve for three consecutive years. Responsibilities of the Lead Independent Director are discussed in detail in the Corporate Governance section.
Shareholders requested more frequent Say on Pay (SOP) votes	•	2022 – Board has determined that annual SOP votes are appropriate and will incorporate this in each proxy going forward starting with 2022

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Lack of gender diversity on Board, and concerns about Board and Committee Independence	•	2021 – Nominating Committee renewed its focus on gender and racial diversity of its Board members and appointed three new members to the Board including 2 women and 1 underrepresented minority, all of whom bring significant technology, senior management, and public company board experience
	•	Board is majority independent and only independent Directors serve on the Board’s key Committees
Increasing focus by institutional owners on ESG	•	2021 – Board appointed new Compensation Committee Chair
and Board accountability	•	2022 – Board asked Management to begin formulation of ESG reporting to the Board for 2022
	•	2022 – Board is evaluating and expanding Committee roles to ensure that all areas of ESG are covered. For example, the Nominating Committee will be updating their charter in 2022 to include elements of DEI and ESG, and the Compensation Committee will be updating the Committee Charter to include Human Capital Management and workforce, DEI, and talent management
Expectations of increased transparency on programs/process	•	2022 – Company has spent significant amount of time ensuring that programs and plans are disclosed in a manner that is understandable and focuses on key objectives
Questions on Company’s peer group	•	2022 – Company worked with its compensation consultant to define a peer group that reflects Vuzix’ industry, performance, business model, customer base, global presence and good governance, to ensure upcoming compensation comparisons are appropriate (new peer group companies are named in CD&A section)
Increase objective performance-based metrics in short-term incentives	•	Enhanced STI performance focus
	•	2021 – Continued to enhance STI plan and provide more formalized approach. The Company did not meet financial goals in 2021 and, as a result, the Committee did not pay out annual incentives to NEOs for 2021 performance
	•	2022 – Evolved STI plan to be tied to a mix of financial and strategic metrics that drive Company’s long-term success with limited Board discretion
Performance-based long-term incentive	•	2021 – Introduced performance-based equity for all NEOs to:
✓ Help Vuzix grow and achieve its mission and goals, which would enable the creation of significant stockholder value
✓ Strengthen leadership with incentives that strongly align their interests with those of Vuzix and other stockholders
✓ Provide strong pay-for-performance linkage as the awards can only vest with significant achievements in market cap, EBITDA margin and revenues
✓ Provide strong retentive value, given the potential wealth creation linked to financial and shareholder value creation
Company has not had a formal equity ownership policy for NEOs or Directors	•	While insiders have maintained an unspoken focus on not selling the Company stock, the Board and Company determined that this was the appropriate time to implement formalized stock ownership policy for NEOs and Directors to:
✓ Foster a culture of ownership
✓ Provide an example to the rest of the organization that senior management and Directors’ equity interests are tied to the Company’s long-term success
✓ Align the long-term interests of executives and shareholders
✓ Reduce excessive risk taking that could drive short-term returns to the detriment of the long-term
Enhance Clawbacks	•	2022 – The Company is putting into place a comprehensive compensation clawback policy in the first half of 2022 which will cover any compensation programs that do not already have their own clawback language
Hedging/Pledging	•	2022 – The Company is expanding the elements of its current Hedging/Pledging policy in the first half of 2022 to ensure all components meet best practices
Succession Planning	•	2022 – The Compensation Committee has added two elements regarding ensuring succession planning for senior management: explicit succession & development planning goals for all current NEOs, and an annual review by the Committee of those goals and progress towards them
Director Compensation	•	2022 – The Board has approved changes in Director compensation to better manage the expense and has set a formal limit in place for total annual Director compensation

Compensation Philosophy and Process

As our business success is driven by our products, technology, and go-to-market strategies, and given that the market for talent is highly competitive in our industry, Vuzix’ compensation philosophy has evolved, and our current focus is to:

•	Attract recruit, retain and incentivize the most highly qualified executives to manage each of our business functions
•	Incorporate incentive programs that fit with and drive our business strategy and align the interests of our NEOs with those of our shareholders
•	Balance short- and long-term drivers of growth and shareholder value
•	Reward for progress in our strategic initiatives such as the development of new products and technologies
▪	Create a greater pay-for-performance alignment, providing upside leverage for greater performance and wealth creation

To support our compensation philosophy and objectives, the Compensation Committee has designed the executive compensation program with a balance between annual and long-term compensation, as well as between fixed and at-risk pay. We provide our executives a combination of base salary and performance bonus awards and long-term equity-based compensation. Our primary compensation vehicle is our equity award program, which we use to motivate long-term performance and strongly align the interests of our executives with those of our shareholders. The equity program is performance and market-based and at-risk based upon the Company’s financial, strategic and market performance objectives with aggressive goals over the long term.

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Role of the Compensation Committee

The Compensation Committee of our Board of Directors sets our executive compensation policies and determines the amounts and elements of compensation for our executive officers. As set forth in the Compensation Committee’s written charter, its responsibilities include establishing compensation policies for our directors and executive officers; reviewing and approving the CEO’s, CFO’s and COO’s annual compensation; approving employment agreements or arrangements with executive officers; administering our 2014 Equity Incentive Plan and approving grants under the 2014 Plan; and making recommendations regarding any other incentive compensation or equity-based plans. The Compensation Committee may delegate certain authority with respect to compensation matters to our executive officers. This year the Committee will be reviewing the Charter to ensure that it encapsulates all of the responsibilities surrounding human capital management, workforce engagement, DEI, and talent management. The Committee recognizes the importance of all of these aspects to the long-term success and growth of Vuzix.

For all executive officers other than our CEO, CFO and COO, the Compensation Committee establishes and approves the base salary compensation based upon recommendations from the CEO.

With respect to compensation of our CEO, CFO and COO, the Compensation Committee establishes and approves the compensation determinations based upon the Compensation Committee’s evaluation and performance reviews of our CEO, CFO and COO.

A copy of the Compensation Committee charter is posted on the investor relations section of our website (www.vuzix.com), under the heading “Investors: Corporate Governance”. In 2021, our Compensation Committee consisted of Emily Green (Chair), Timothy Harned and Edward Kay, each of whom is an independent director as determined by our Board of Directors, based upon the NASDAQ Rules and our independence guidelines.

The Role of Management

At the request of the Compensation Committee, the NEOs of the Company may be present at Compensation Committee meetings for discussion purposes. However, they have no involvement in the decisions made by the Committee, nor do they have a vote on any matters brought before the Committee. The Compensation Committee meets with the CEO to discuss his performance and compensation package, but ultimately decisions regarding his compensation package are made solely based upon the Committee’s deliberations, as well as input from the compensation consultant, as requested. The Compensation Committee considers recommendations from the CEO, as well as input from the compensation consultant, as requested, to make decisions regarding any other NEO.

Role of the Compensation Consultant

The Compensation Committee is comprised exclusively of independent outside directors. In making its determinations with respect to executive compensation, the Compensation Committee has the authority to engage its own advisors to assist in carrying out its responsibilities. The engagement of services from the compensation consultant provides input on trends in executive compensation and an outside perspective on our executive compensation practices and assists with our peer group benchmarking analysis. The Compensation Committee uses the consultant to assist in various analyses it sees fit, including the identification and selection of peer companies for purposes of comparing compensation practices, to provide guidance regarding the amount and types of compensation that we provide to our executives and to members of our Board of Directors, and other compensation-related matters.

In making its determinations with respect to executive compensation, the Compensation Committee has periodically engaged the services of a compensation consultant to provide input on trends in executive compensation and to obtain an outside perspective on our executive compensation practices and assist with our peer group benchmarking analysis. In 2021, the Committee worked with The Burke Group for compensation advice. In 2022 following the change in Compensation Committee leadership, the Committee surveyed appropriate firms, conducted a thorough RFP process, and engaged Farient Advisors LLC (“Farient”) as the compensation consultant. Services have or may include:

•	Recommend changes to the peer group of comparable companies;

•	Provide a competitive assessment of executive and Director compensation levels for 2023;

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•	Provide assistance with our future short-term and long-term incentive strategy;

•	Provide best practices on executive compensation practices and governance;

•	Assist with the draft of the proxy statement; and

•	Provide general executive compensation advice.

The compensation consultant reports directly to the Compensation Committee and carries out responsibilities as assigned by the Committee. The Compensation Committee has the sole authority to retain and terminate the compensation consultant and to approve the compensation consultant’s fees and all other terms of the engagement. The Committee exercised this authority to engage Farient as its independent compensation consultant in 2022 and has direct access to the compensation consultant throughout the year. Farient serves as an advisor to the Compensation Committee on topics primarily related to Board and executive compensation. Farient does not provide us with any services other than the services provided at the request of the Compensation Committee.

The Compensation Committee regularly reviews the services provided by its outside consultants and believes that both Farient and Burke (its previous compensation consultant) are independent in providing executive compensation consulting services. The Compensation Committee conducted a specific review of its relationship with Farient in 2022 and determined that Farient’s work for the Compensation Committee did not raise any conflicts of interest, consistent with the guidance provided under the Dodd-Frank Wall Street Reform and Consumer Protection Act, and by the SEC and the Nasdaq Stock Market. The Compensation Committee previously conducted a specific review of its relationship with Burke in 2021, consistent with the guidance provided under the Dodd-Frank Wall Street Reform and Consumer Protection Act, and by the SEC and the Nasdaq Stock Market.

Peer Group

In 2022 Vuzix updated the Company’s peer group to better reflect the company’s new strategy. Criteria included relevant industry, size and performance, fit with company’s business model, customer base and global presence. Companies included are: Aehr Test Systems, CEVA, Inc., CyberOptics Corporation, Digimarc Corporation, Identive, Inc., Immersion Corporation, Kopin Corporation, Lantronix, Microvision, Ouster, Inc., PDF Solutions, Inc., Pixelworks, Inc., and Rekor Systems, Inc.

Elements of Executive Compensation

Our compensation program is designed to be simple, straightforward and fair. We use the following compensation and benefits elements to provide an overall competitive compensation and benefits package that is tied to creating stockholder value and supporting the execution of our business strategies:

•	Base salary;

•	Annual incentive (cash or restricted stock or short-term equity awards); and

•	Long-term incentives.

The combination and allocation of the components and the target amount of each component is influenced by the role of the executive officer, individual performance, expected contributions, market practices, and the total value of all the compensation and benefits available to the individual executive officers. The Compensation Committee reviews and considers each component for each executive officer before making compensation decisions. Consistent with our historical practice, we weighted the mix of compensation more towards base salary and long-term equity incentive plans and to a lesser extent short-term cash bonuses or short-term equity awards as discussed below.

The Compensation Committee evaluates the overall performance of the NEOs during the year against annual budgets; evaluates the CEO’s achievements against the Board’s expectations; obtains input from the CEO on the performance reviews of the other executive officers; evaluates the potential for future contributions by each executive to our long-term success; and periodically compares our executive compensation against a benchmarking analysis of a group of peer companies.

Base Salary

Base salary is the primary fixed element in the Company’s compensation program and is intended to provide an element of certainty and security to the Company’s executive officers on an ongoing basis. Salaries are based on the executive’s level of experience, functional specialty, and responsibility. Executive salaries are reviewed on an annual basis by the Compensation Committee. Any increases in salary are based on an evaluation of the individual’s performance, level of responsibility and, when such information is available, the level of pay compared to the salaries paid to persons in similar positions in the Company’s peer group or as shown in survey data.

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In the four-year period from 2017 to 2020, Vuzix’ CEO and CFO received no increases in salary. Due to the exceptional work in driving the company’s results in 2021, the Board increased the CEO’s and CFO’s base salary in that year. These have been kept the same for 2022. With the promotion of Peter Jameson to COO, he has received an increase in salary for 2022.

The following table summarizes the annualized base salaries in effect as of December 31, 2021, 2020 and 2019 for the named executive officers:

Officer	2021 Salary	2020 Salary	Percent Change ‘21 vs ‘20	2019 Salary	Percent Change ‘20 vs 19’
Paul Travers	$575,000	$500,000	15.0%	$500,000	0%
Grant Russell	450,000	425,000	5.9%	425,000	0%
Peter Jameson	300,000	—	NM	—	NM

Annual Bonus

Generally, short-term bonuses or cash incentive awards to executive officers are tied to achieving performance metrics established by the Compensation Committee, with input from the CEO and CFO, and are not reset during the year, regardless of Company performance or economic conditions. The program creates incentive for the executive officers to direct their efforts toward achieving specified company goals and individual goals. We believe our executive officers are drawn in part to a smaller company such as ours for the potential wealth that can be created by growing our company. This potential wealth is more likely created through our equity-based incentive compensation plan. We therefore use annual incentive awards to provide some element of a more immediate reward to motivate our executives.

To further formalize compensation and governance programs, the Committee implemented a short-term incentive program for 2022 tied to financial and strategic drivers of the Company’s long-term success. These key financial drivers include revenues, earnings, product margins and objective strategic and leadership measures focused on driving the Company’s long-term growth. All components are capped at 100% of base pay and achievement at threshold results in 50% of target pay. The Committee may, in its sole and absolute discretion, adjust final bonus amounts paid to the participants, but is unlikely to do so barring major unexpected events.

To measure our 2021 performance, the Compensation Committee established goals related to the Company’s financial performance, attainment of strategic milestones and approved individual goals for executives. In 2021, there were three elements to the Annual Bonus program which could have allowed the CEO and CFO to earn up to 50% of their base salary, with 50% of the bonus pool tied to achieving specified revenue and EBITDA performance metrics and the remaining 50% to be discretionary, as determined by the Compensation Committee. In 2021, given that the financial thresholds were not obtained, no incentive bonuses were paid to Messrs. Travers and Russell. Mr. Jameson, who was not part of the NEO Annual Bonus program for 2021, was paid a $25,000 hiring bonus during his first year as General Manager, as determined by the CEO.

Long-Term Incentives

We believe that including an equity-based incentive component of compensation is a critical tool for motivating our executives and certain employees. We believe that granting equity awards to our executives aligns executive compensation with long-term stockholder value. By awarding executive officers with equity awards that vest over time, we believe that our executive officers will have a continuing stake in our long-term success.

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We have historically sought to weight our total executive compensation towards restricted stock and option awards which either vest upon the achievement of certain performance milestones or vest over time. While our management can improve our financial performance through the sales of our current products, cost reduction efforts, process improvements and other short-term advancements, we believe that our executive officers’ focus on long-term achievements, particularly increasing our product and patent portfolios, will create the greatest stockholder value. We believe that by granting our executives meaningful levels of equity awards that either vest over the long-term or based upon the Company’s market capitalization, revenues, and adjusted EBITDA margins, as reflected in the previously announced March 17, 2021 performance stock option awards granted to the executive officers, we will achieve the proper balance between incentivizing on the current fiscal year’s results while also factoring in the longer-term strategies and performance of the Company.

On March 17, 2021, the Company implemented a new Leadership Long Term Incentive Plan, or LTIP. The primary objective of the Board of Directors in designing the LTIP is to help Vuzix grow, execute upon its mission, and achieve its goals, which would enable the creation of significant stockholder value. There are three main objectives in the LTIP’s design:

•	Strengthen incentives and create greater pay-for-performance alignment with shareholder value creation

•	Ensure senior leaderships’ continued service

•	Spur the Co-Founders and Senior Management to achieve Vuzix’ aggressive strategic and financial objectives

With these objectives in mind, the Board implemented a 10-year performance award for its Co-Founders (Paul Travers and Grant Russell) that will incentivize their continued leadership of Vuzix over the long-term. In addition, based on suggestions of the Co-Founders, select other senior management team members were added to the program who volunteered to do so rather than receive a smaller standard time-based option grant. This award is fully aligned with Vuzix’ long-term ambitions and the interests of its stockholders. The operational and market-based milestones behind the LTIP are very challenging, requiring market capitalization of >$10B, revenues over $1.5B, and EBITDA margins of 16% for full vesting of the plan. If successful, these outcomes will create significant value for the Company’s shareholders.

This LTIP consists exclusively of stock options with performance tranches that vest only if one of the various market capitalization milestones and/or certain operational milestones are achieved. The LTIP Program consists of a 10-year grant of stock options and is designed to help ensure that Vuzix is executing well on both a top-line and bottom-line basis with EBITBA margin milestones. Of the option pool available, 50% is for the achievement of equity market capitalization targets ranging from $1 to $10 billion, 35% of the option pool is available for the achievement of annual revenue targets ranging from $25 million to $1.5 billion, and 15% of the options available is for the achievement of annual Adjusted EBITDA margins of 0% to 16%. Additionally, the Program is designed to help ensure that Vuzix is executing well on both a top-line and bottom-line basis against the milestones. If all the tranches ever become fully achieved, all LTIP participants will be collectively eligible to receive the number of stock options that corresponds to approximately 8.3% (or 5,409,000) of Vuzix’ current total outstanding shares eligible to be issued if the identified milestones are ultimately vested and exercised by the Program participants. Furthermore, the LTIP stock options were granted at $19/share, requiring the stock to be above $19/share for any value to be received by the executives.

LTIP stock options once earned and exercised may not be sold, transferred or disposed of during the twenty-four (24) month period following the date of vesting, except for the sale of shares to cover tax obligations; provided, however, such required holding period shall lapse with respect to one twenty-fourth (1/24) of such shares of Stock on each monthly anniversary of the date of vesting until all of such shares of Stock are transferable.

This resale holding period is to further align LTIP participants interests with Vuzix stockholders’ interests following option exercise (subject to early tax obligation sales).

The Vuzix Co-Founders must also remain actively involved in Vuzix and be principally employed as a Vuzix Senior Officer or, as a member of the Vuzix Board of Directors and actively involved with the day-to-day activities of the Vuzix, or in the case of other management participants be employed full-time with Vuzix, at the time each milestone is met in order for the corresponding tranche to be earned and vest for the Program participants. This ensures the Co-Founders’ active leadership of Vuzix over the long-term and that they and other management participants in the LTIP remain employed at Vuzix.

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The Compensation Committee (composed entirely of independent board members) convened and carefully assessed and discussed the items below prior to discussing at a full meeting of the Board at which both Mr. Travers and Mr. Russell recused themselves.

(i)	What performance milestones should be used in an award;

(ii)	What the total size of an award should be and how that size would translate into increased ownership and value for the senior leadership team; and

(ii)	How to balance the risks and rewards of a new award.

Throughout this process, the Board used the services of its previous independent compensation consultant, the Burke Group, and Harter Secrest & Emery LLP (HSE), which served as its special external legal counsel.

After engaging in this extended process and concluding that such an award would motivate and incentivize members of the senior leadership team to continue to lead the management of Vuzix over the long-term, the Board of Vuzix, with Mr. Travers and Mr. Russell recusing themselves, granted the LTIP with the understanding that the LTIP would be expanded to include additional members of the senior management team as appropriate and as approved by the Board’s Compensation Committee.

Additional Compensation and Governance Practices

Perquisites

The Company offers limited perquisites for the exclusive benefit of the NEOs. Our healthcare, insurance, and other welfare and employee-benefit programs are the same for all eligible domestic employees, including executive officers. Benefits provided include health and dental coverage, group term life insurance, and disability programs and matching contributions to our 401(k) plan. We share the cost of health and welfare benefits with our employees, a cost that is dependent upon the level of benefits coverage that each employee elects. The benefits provided to foreign employees are typically determined by the laws of the applicable country in which the employee resides or we reimburse their costs of obtaining equivalent benefit coverages. We have no outstanding loans of any kind to our executive officers.

Stock Ownership Policy

In April 2022, the Company adopted a stock ownership policy. The policy states that each NEO is required to own shares of our common stock as follows (provided that NEOs appointed after April 30, 2022 (the date the guidelines were adopted by our Compensation Committee and Board) and will have five years from the date of hire or appointment to attain such ownership levels):

●	Our CEO must own shares with an aggregate fair value equal to three (3) times such executive’s annual base salary.

●	All NEOs other than our CEO must own shares with an aggregate fair value equal to one (1) time such executive’s annual base salary.

For purposes of these guidelines, an NEO’s stock ownership includes all shares of the Company’s common stock owned by such NEO outright or held in trust for such executive and his or her immediate family, but not an NEO’s unvested or unexercised equity (i.e. unvested restricted stock units or outstanding stock options). The value of the shares will be measured as the greater of the then-current market price or the closing price of the Company’s common stock on the acquisition date.

All of our NEOs serving in executive positions meet the ownership requirements or still have time remaining to satisfy the requirements. The equity owned by each of our NEOs as of April 16, 2022, is set forth in the “Security Ownership of Certain Beneficial Owners and Management” table above.

The stock ownership policy also applies to independent members on our Board of Directors. Under this policy, each independent director of the Company is required to accumulate and hold an equivalent amount of shares with an aggregate fair value equal to three (3) times their annual cash retainer.

Clawback Policy

In 2018, we adopted a Clawback Policy that provides that certain performance-based compensation is recoverable from an executive officer if the Company determines that an officer has engaged in knowingly or intentionally fraudulent or illegal conduct that caused or substantially caused the need for a restatement of the Company’s financial results. If the Board of Directors or an authorized committee determines that any such performance-based compensation would have been at a lower amount had it been based on the restated financial results, the Company will, to the extent practicable and permitted by applicable law, seek recoupment from such officer of the portion of such performance-based compensation that is greater than that which would have been awarded or earned had such compensation been calculated on the basis of the restated financial results.

In 2022, the Company has determined to add a more comprehensive Clawback Policy that will cover all compensation programs with the criteria set forth in the Clawback Policy, even if a specific compensation program does not already have clawback language incorporated into the program itself.

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Hedging Policy

Under the terms of our insider trading policy, our NEOs, members of our Board of Directors (and their respective family members and any affiliated entities) and others considered an Insider of the Company, may not engage in hedging or monetization transactions involving Vuzix securities, such as zero-cost collars and forward sale contracts, or engage in short sales of Vuzix securities, including short sales “against the box.” Such activities may put the personal gain of an Insider in conflict with the interests of the Company and its stockholders. Consequently, no Insider may trade in options, warrants, puts and calls or similar derivative instruments based on the Company’s securities or buy the Company’s securities with the intention of quickly reselling them or sell the Company’s securities “short.” Any sale by an Insider of the Company’s securities that have not been held for investment for a period of at least 90 days shall be deemed to be considered speculative and prohibited. In addition, Insiders may not buy the Company’s securities on margin. Insiders may, of course, exercise stock options granted to them by the Company (including pursuant to a “cashless exercise” of stock options) and, subject to the restrictions discussed in the Company’s Insider Trading Policy, sell shares acquired through the exercise of such options.

In 2022, the Company plans to expand the elements of its current Hedging/Pledging policy to ensure all components meet industry best practices.

Prohibition against Certain Equity Transactions

Our Insider Trading and Disclosure Policy prohibits our NEOs, employees, directors, consultants, advisors, and contractors (as well as members of their immediate families and households, and family trusts (or similar entities) controlled by or benefiting such persons) from engaging in any short sale, “sale against the box,” or any equivalent hedging transaction involving the Company’s stock (or the stock of any of the Company’s business partners in any of the situations described above). A short sale involves selling shares that a person does not own at a specified price with the expectation that the price will go down so that such person can buy the shares at a lower price before such person has to deliver them. Many hedging transactions such as “cashless” collars, forward sales, equity swaps and other similar or related arrangements may indirectly involve a short sale, and the Company’s Insider Trading Compliance Officer will assess any such proposed transactions and determine whether such proposed transactions would violate the Insider Trading and Disclosure Policy. In addition, a person may not engage in a “hedging” transaction if the person is trading in Company stock pursuant to a “blind trust” or a Rule 10b5-1(c) trading program. The Company also recommends that a person not margin or pledge the Company stock to secure a loan and that a person not purchase Company stock “on margin” (that is, borrow funds to purchase stock, including in connection with exercising any Company stock options).

CEO Pay Ratio

We are providing the following information about the ratio of our CEO’s total compensation for 2021 to the total compensation of our median compensated employee for 2021 (our ‘‘CEO pay ratio’’) pursuant to Item 402(u) of Regulation S-K. The CEO pay ratio disclosed below represents a reasonable, good faith estimate, calculated in a manner consistent with SEC rules, based on our payroll and employment records and the methodology described below:

•	CEO total compensation: $42,966,518(1)

•	Median Employee total compensation: $94,177

•	Ratio of CEO to Median Employee: 456 to 1

(1) Of the total compensation of $42,966,518, $42,373,304 relates to the fair market value of the LTIP award the CEO received in 2021, of which $39,935,229 is considered unearned compensation as the associated market equity and performance-based milestones have not been achieved. Excluding the unearned compensation, the ratio of CEO to Median Employee would be 32 to 1.

All data included in the calculation is prepared in accordance with the requirements of Item 402(u) of Regulation S-K.

Methodology for Selecting the Median Employee

We prepared a list of all 102 U.S. employees, excluding the CEO and, utilizing the amount of annual base pay of all of our U.S. employees, determined the median employee total compensation. We excluded all non-U.S. employees in our foreign locations from our median calculation as they represent less than 5% of our total employee population. We selected December 31, 2021 as our determination date. The pay ratio is a reasonable estimate calculated based upon rules and guidance provided by the SEC. The SEC rules allow for varying methodologies for companies to identify their median employee total compensation; other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. Consequently, the pay ratios reported by other companies are unlikely to be relevant or meaningful for purposes of comparison to our pay ratio as reported here.

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Other Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended, places a limit of $1.0 million on the amount of compensation that we may deduct as a business expense in any year with respect to certain of our most highly paid executive officers. While the Compensation Committee considers the deductibility of compensation as one factor in determining executive compensation, the Compensation Committee retains the discretion to award compensation that is not deductible as it believes that it is in the best interests of our stockholders to maintain flexibility in our approach to executive compensation in order to structure a program that we consider to be the most effective in attracting, motivating and retaining our executive officers.

Employment and Other Agreements

We typically do not offer employment agreements and the only current employees with such an agreement are our CEO and CFO, both of which were entered into in 2007, and which are still effective.

Our Equity Plan provides for the acceleration of the vesting of unvested stock options and restricted stock awards in the event of a change-in-control, unless the Administrator has made appropriate provision for the substitution assumptions, exchange or other continuation of the award pursuant to the Change-of-Control.

EXECUTIVE COMPENSATION

The Compensation Committee has reviewed and discussed with management this Compensation Discussion & Analysis and, based on such review and discussion, has recommended to the Board of Directors that the Compensation Discussion & Analysis be included in the Company’s 2021 Annual Report on Form 10-K and this Proxy Statement.

Submitted by the Compensation Committee:

•	Emily Nagle Green – Chair
•	Edward Kay – Member
•	Timothy Harned - Member

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning total compensation earned or paid to our named executive officers for 2021, 2020 and 2019. More detailed information is presented in the other tables and in the footnotes to the tables.

Name and Principal		Salary Paid		Bonus or Commission		Option Awards		Stock Award		All Other Compensation		Total
Position	Year	($)		($)		($)		($)		($)		($)
Paul Travers, President	2021	$575,000	(1)	$—		$42,373,304	(5)	$—		$18,214	(9)	$42,966,518
and Chief Executive Officer	2020	586,694	(1)	120,000	(4)	54,673	(6)	92,250	(8)	18,188		871,805
	2019	500,000		—		—		—		18,023		518,023

Grant Russell, Chief Financial	2021	$450,000	(2)	$—		$22,896,077	(5)	$—		$17,245	(10)	$23,363,322
Officer and Executive Vice	2020	503,302	(2)	102,000	(4)	54,673	(6)	92,250	(8)	19,263		771,488
President	2019	425,000		—		—		—		20,797		445,797

Peter Jameson, Chief Operating Officer (formerly General Manager)	2021	$276,923	(3)	$25,000		$5,668,033	(7)	$—		$8,674	(11)	$5,978,630

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(1)	Mr. Travers’s contract provides for an annual salary of $575,000 beginning on January 1, 2021 and it has previously been $500,000 since May 1, 2017. As part of our salary reduction program in May 2020, Mr. Travers reduced his cash salary by $163,306 in exchange for company common stock with a fair market value of $250,000.

(2)	Mr. Russell’s contract provides for an annual salary of $450,000 beginning on January 1, 2021 and it had previously been $425,000 since May 1, 2017. As part of our salary reduction program in May 2020, Mr. Russell reduced his cash salary by $134,198 in exchange for company common stock with a fair market value of $212,500.

(3)	Mr. Jameson's base salary was $300,000, effective January 25, 2021 upon joining the Company as General Manager. Effective January 10, 2022, Mr. Jameson was appointed the Chief Operating Officer of the Company and his base salary was increased to $425,000 per annum.

(4)	Messrs. Travers and Russell received performance bonuses of $120,000 and $102,000, respectively, in 2020 for meeting certain target elements under the management incentive bonus program.

(5)	Messrs. Travers and Russell received 3,260,000 and 1,750,000, respectively, stock option awards under the Company's Long-term Incentive Plan (LTIP), which went into effect on March 17, 2021. Options awarded under this program vest upon the achievement of reaching certain market equity and performance-based milestones and have an exercise price of $19.00. The fair market value of these options upon grant date to Messrs. Travers and Russell were $42,373,304 and $22,896,077, respectively. See Note 14 of the consolidated financial statements included in our Form 10-K for the year ended December 31, 2021, regarding assumptions underlying the valuation of these equity awards.

(6)	Messrs. Travers and Russell were each awarded 50,000 stock option awards to purchase common stock of the Company. The total fair market value of the stock options granted on May 6, 2020 was $109,347, which vest evenly over a 48-month period.

(7)

Mr. Jameson received 270,000 stock option awards under the Company's Long-term Incentive Plan (LTIP), which went into effect on March 17, 2021. Options awarded under this program vest upon the achievement of reaching certain market equity and performance-based milestones and have an exercise price of $19.00. The fair market value of these options upon grant date to Mr. Jameson was $3,626,137.  See Note 14 of the consolidated financial statements included in our Form 10-K for the year ended December 31, 2021, regarding assumptions underlying the valuation of these equity awards.

Mr. Jameson was awarded 150,000 stock option awards to purchase common stock of the Company. The total fair market value of the stock options granted on March 17, 2021 was $2,041,896, which vest monthly over a 48-month period.

(8)	Messrs. Travers and Russell were each awarded 22,500 shares of common stock on September 28, 2020. The total fair market value of these stock awards was $184,500, which was determined by multiplying the number of shares of common stock granted by the closing price of our common stock as listed on NASDAQ on the day prior to grant.

(9)	Consists of amounts paid to Mr. Travers as a car allowance (as per his employment contract) and for health and group life insurance.

(10)	Consists of amounts paid to Mr. Russell in reimbursement for the rental of an automobile in Rochester, New York, and direct travel to and from his primary residence in Vancouver, Canada to Rochester, New York, and for health and group life insurance.

(11)	Consists of amounts paid to Mr. Jameson for health and group life insurance.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table sets forth information concerning exercisable and un-exercisable stock options held by the named executive officers at December 31, 2021.

	Option Awards
			Equity
			Incentive Plan
			Awards:
	Number of	Number of	Number of
	Securities	Securities	Securities
	Underlying	Underlying	Underlying
	Unexercised	Unexercised	Unexercised	Option
	Options	Options	Unearned	Exercise	Option
	(#)	(#)	Options	Price	Expiration
Name	Exercisable	Un-exercisable	(#)	($)	Date
Paul Travers (1)	40,000	—	—	$2.70	8/18/2024
Paul Travers (2)	19,791	30,209	—	1.71	5/6/2030
Paul Travers (3)	250,000	—	3,010,000	19.00	3/17/2031
Grant Russell (1)	65,000	—	—	2.70	8/18/2024
Grant Russell (2)	19,791	30,209	—	1.71	5/6/2030
Grant Russell (3)	125,000	—	1,625,000	19.00	3/17/2031
Peter Jameson(4)	28,125	121,875	—	18.94	3/17/2031
Peter Jameson(3)	—	—	270,000	19.00	3/17/2031

(1)	These options were granted under our 2014 option plan and they vested in equal monthly installments over forty-eight months from the date of grant.
(2)	These options were granted under our 2014 option plan and they will vest in equal monthly installments over forty-eight months from the date of grant, May 6, 2020.
(3)	These options were granted under our 2014 option plan and under the Company's Long-term Incentive Plan (LTIP), which went into effect on March 17, 2021. Options awarded under this program vest upon the achievement of reaching certain market equity and performance-based milestones and have an exercise price of $19.00. See Note 14 of the consolidated financial statements included in our Form 10-K for the year ended December 31, 2021, regarding assumptions underlying the valuation of these equity awards.
(4)	These options were granted under our 2014 option plan and they will vest in equal monthly installments over forty-eight months from the date of grant, March 17, 2021.

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Grants of Plan-Based Awards in 2021

The following table presents information concerning each grant of an award made to a named executive officer in fiscal year 2021 under our Plan:

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stocks or	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Units (#)	Options (#)	($/Sh)	Awards ($)
Paul Travers	3/17/2021	(1)	-	-	-	-	3,260,000	$19.00	42,373,304
Grant Russell	3/17/2021	(1)	-	-	-	-	1,750,000	19.00	22,896,077
Peter Jameson	3/17/2021	(2)	-	-	-	-	270,000	19.00	3,626,137
Peter Jameson	3/17/2021	(2)	-	-	-	-	150,000	18.94	2,041,896

(1)	Messrs. Travers and Russell received 3,260,000 and 1,750,000, respectively, stock option awards under the Company's Long-term Incentive Plan (LTIP), which went into effect on March 17, 2021. Options awarded under this program vest upon the achievement of reaching certain market equity and performance-based milestones and have an exercise price of $19.00. The fair market value of these options upon grant date to Messrs. Travers and Russell were $42,486,634 and $22,858,503, respectively. See Note 14 of the consolidated financial statements included in our Form 10-K for the year ended December 31, 2021, regarding assumptions underlying the valuation of these equity awards.

(2)	Mr. Jameson received 270,000 stock option awards under the Company's Long-term Incentive Plan (LTIP), which went into effect on March 17, 2021. Options awarded under this program vest upon the achievement of reaching certain market equity and performance-based milestones and have an exercise price of $19.00. The fair market value of these options upon grant date to Mr. Jameson was $3,594,455. See Note 14 of the consolidated financial statements included in our Form 10-K for the year ended December 31, 2021, regarding assumptions underlying the valuation of these equity awards.

Mr. Jameson was awarded 150,000 stock option awards to purchase common stock of the Company. The total fair market value of the stock options granted on March 17, 2021 was $2,041,896, which vest monthly over a 48-month period.

2021 Option Exercises and Stock Vested

The following table presents information concerning each exercise of stock options and vesting of stock awards during fiscal year 2021 for each named executive officer:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Paul Travers	-	-	8,748	132,066
Grant Russell	-	-	8,748	132,066
Peter Jameson	-	-	-	-

(1)	Reflects the weighted average of the shares vested multiplied by the market price of our common stock on the vesting date.

Further Detail on LTIP (Long-Term Incentive Plan) Options

On March 17, 2021, the Company granted options to purchase a total of 5,784,000 shares of common stock to its officers and certain other members of its management team. The options have an exercise price of $19.00, with 375,000 options vesting immediately and the remaining portion vesting only upon the achievement of certain equity market capitalization and revenue and EBITDA operational milestones.

The unvested remaining equity market capitalization and operational milestones under the LTIP with their total related option grants and criteria achievement weightings of the options available for meeting a target are shown in the following table. Of the total 5,409,000 unvested options outstanding as of December 31, 2021, there are 2,704,500 options unvested for the achievement of Equity Market Capitalization targets, 1,893,150 unvested options for the achievement of annual Revenue targets, and 811,350 unvested options for the achievement of annual EBITDA Margins Before Non-Cash Charges targets.

The following table summarizes the remaining performance criteria that must be achieved in order for the potential options to vest over the life of the LTIP:

Award Potential	Criteria Achievement Weighting
	50% of Options Available	35% of Options Available	15% of Options Available
Options Available (Subject to Vesting)	Equity Market Capitalization Target	Annual Revenue Target	Annual EBITDA Margin before Non-Cash Charges Target

686,000	$ 2,000,000,000	$ 25,000,000	0.0%
686,000	3,000,000,000	50,000,000	2.0%
686,000	4,000,000,000	100,000,000	4.0%
686,000	5,000,000,000	200,000,000	6.0%
586,000	6,000,000,000	300,000,000	8.0%
586,000	7,000,000,000	450,000,000	10.0%
561,000	8,000,000,000	675,000,000	12.0%
491,000	9,000,000,000	1,000,000,000	14.0%
441,000	10,000,000,000	1,500,000,000	16.0%
5,409,000

Equity Compensation Plan Information

The Company has adopted the Vuzix 2014 Incentive Stock Plan (the “2014 Plan”). The 2014 Plan, as amended, has an “evergreen provision”, under which the maximum number of shares of common stock that may be issued under the 2014 Plan automatically increases each time the Company issues additional shares of common stock. The total number of shares issuable thereunder at all times is equal to 20% of the outstanding shares of common stock. As of December 31, 2021, the authorized shares of common stock under the 2014 Plan, as amended, totaled 12,734,454.

The purpose of the Plan is to retain executives and selected employees and consultants and reward them for making contributions to our success.  These objectives are accomplished by granting long-term incentive awards thereby providing participants with a proprietary interest in our growth and performance. The plan is administered by our Board of Directors.

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The following table summarizes information as of the close of business on December 31, 2021 concerning the Plan and the options outstanding.

Plan category	Number of securities to be issued upon exercise of Outstanding options (a)	Weighted- average Exercise price of Outstanding options (b)	Securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plan’s approved by security holders	8,607,634	$15.28	1,550,004
Equity compensation plans not approved by security holders	—	—	—
Total	8,607,634	$15.28	1,550,004

Employment Agreements

Paul Travers

On August 1, 2007, we entered into an employment agreement with Paul Travers providing for his continued service as our Chief Executive Officer and President. Effective January 1, 2021, the Compensation Committee increased Mr. Travers’ annual base salary to $575,000; it had previously been $500,000 since May 1, 2017. He is also eligible to receive such periodic, annual or other bonuses as the Board of Directors in its sole discretion shall determine and to participate in all bonus plans established for our senior executives. The agreement also provides that Mr. Travers may be awarded, in the sole discretion of the Board of Directors, stock options and other awards under any plan or arrangement for which our senior executives are eligible. The level of his participation in any such plan or arrangement shall be determined by the Board of Directors in its sole discretion. To the greatest extent permissible under the Internal Revenue Code (the Code) and the regulations thereunder, options granted to Mr. Travers shall be incentive stock options within the meaning of Section 422 of the Code. He is also eligible to participate in all employee benefit plans which are generally available to our senior executives and entitled to receive fringe benefits and perquisites comparable to those of our other senior executives.

Under his agreement, we are obligated to reimburse Mr. Travers for the costs of an automobile at the rate of $750 per month and for all actual, reasonable and customary expenses incurred in the course of his employment in accordance with our policies as then in effect. Mr. Travers is subject to certain restrictive covenants under the agreement, including a covenant not to compete for 24 months after his termination for any reason other than by him for good reason or by us without cause and for 48 months after his termination if such termination results in our obligation to pay him the change-of-control payment described below.

Grant Russell

On August 1, 2007, we entered into an employment agreement with Grant Russell providing for his continued service as our Chief Financial Officer and Executive Vice President. Effective January 1, 2021, the Compensation Committee increased Mr. Russell’s annual base salary to $450,000; it had previously been $425,000 since May 1, 2017. He is also eligible to receive such periodic, annual or other bonuses as the Board of Directors in its sole discretion shall determine and to participate in all bonus plans established for our senior executives. The agreement also provides that Mr. Russell may be awarded, in the sole discretion of the Board of Directors, stock options and other awards under any plan or arrangement for which our senior executives are eligible. The level of his participation in any such plan or arrangement shall be determined by the Board of Directors in its sole discretion. To the greatest extent permissible under the Code and the regulations thereunder, options granted to Mr. Russell shall be incentive stock options within the meaning of Section 422 of the Code. He is also eligible to participate in all employee benefit plans which are generally available to our senior executives and entitled to receive fringe benefits and perquisites comparable to those of our other senior executives.

Under his agreement, we are obligated to either reimburse Mr. Russell for the costs of an automobile at the rate of $750 per month or to bear all expenses associated with his lease of an automobile for his use while in Rochester, New York, to reimburse him for the costs of travel between Rochester, New York and his primary residence in Vancouver, British Columbia, Canada and to reimburse him for all actual, reasonable and customary expenses incurred in the course of his employment in accordance with our policies as then in effect. We provide Mr. Russell the option to receive a portion of his salary in the form of a housing allowance, at the rate prescribed by the Internal Revenue Service, for the maintenance of a second residence in Rochester, New York. Payment of such allowance is deductible by us for federal income tax purposes in the same manner as cash compensation. Mr. Russell is subject to certain restrictive covenants under the agreement, including a covenant not to compete for 24 months after his termination for any reason other than by him for good reason or by us without cause and for 48 months after his termination if such termination results in our obligation to pay him the change-of-control payment described below.

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Potential Payments upon Termination or Change-in-Control

This section sets forth information regarding compensation and benefits that each of the NEOs would receive in the event of a change-in-control (as defined in the applicable employment agreement) or in the event of termination of employment under several different circumstances, including: (1) termination by Vuzix for cause (as defined in the applicable employment agreement); (2) a voluntary termination by the named executive officer; (3) termination by the named executive officer for good reason (as defined in the applicable employment agreement); (4) involuntary termination by Vuzix without cause; (5) death; or (6) disability (as defined in the applicable employment agreement).

Under the agreements of both Mr. Travers and Mr. Russell: (a) we shall have “cause” to terminate them as a result of their: (i) willfully engaging in conduct which is materially injurious to us; (ii) willful fraud or material dishonesty in connection with their performance as an employee; (iii) deliberate or intentional failure to substantially perform their duties as employees that results in material harm to us; or (iv) conviction for, or plea of nolo contendere to a charge of, or commission of, a felony; (b) they shall have “good reason” to terminate their employment upon: (i) a material diminution during the term of the agreements in their duties, responsibilities, position, office or title; (ii) a breach by us of the compensation and benefits provisions of their agreements; (iii) a material breach by us of any other terms of their agreements; or (iv) the relocation of their principal place of business at our request beyond 30 miles from its current location; and (c) they shall be deemed to be “disabled” if they shall be rendered incapable of performing their duties to us by reason of any medically determined physical or mental impairment that can be expected to result in death or that can reasonably be expected to last for a period of either (i) five or more consecutive months from the first date of their absence due to the disability or (ii) nine months during any 12-month period. Any termination by us for cause or by them for good reason is subject to a 30-day notice period and opportunity to cure.

Under their employment agreements, “change-of-control” means: (i) the approval by our stockholders, and the completion of the transaction resulting from such approval, of (A) the sale or other disposition of all or substantially all of our assets or (B) our complete liquidation or dissolution; (ii) the sale, in a single transaction or in a series of related transactions, of all or substantially all of the outstanding shares of our capital stock; (iii) the approval by our stockholders, and the completion of the transaction resulting from such approval, of a merger, consolidation, reorganization or similar corporate transaction, whether or not we are the surviving corporation in such transaction, in which the outstanding shares of common stock are converted into (A) shares of stock of another company, other than a conversion into shares of voting common stock of the successor corporation (or a holding company thereof) representing fifty percent (50%) or more of the voting power of all capital stock thereof outstanding immediately after the merger or consolidation or (B) other securities (either ours or those of another company) or cash or other property; (iv) pursuant to an affirmative vote of a holder or holders of seventy-five percent (75%) of our capital stock of the entitled to vote on such a matter, the removal of a majority of the individuals who are at that time members of the Board of Directors; or (v) the acquisition by any entity or individual of one hundred percent (100%) of our capital stock.

The actual amounts that would be payable in such circumstances can only be determined at the date of termination or upon the change-in-control. The amounts included below are based on the following:

•	We have assumed that the termination event occurred effective as of December 31, 2021, the last day of 2021;

•	We have assumed that the value of our common stock was $8.73 per share, the US dollar closing market price of our common stock on December 31, 2021, the last trading day of our common stock, and that all unvested options were exercised on December 31, 2021; and

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•	Health benefits are included at the estimated value of continuation of this benefit.

Paul Travers

If Mr. Travers’s employment is terminated (i) by the Company without cause or (ii) by Mr. Travers for good reason or (iii) as a result of disability, Mr. Travers would be entitled to receive:

•	two times his annual base salary, payable in 24 equal monthly installments	$1,150,000
•	his annual incentive bonus, payable within 60 days of termination	-
	Total cash compensation upon termination	$1,150,000

If Mr. Travers’s employment is terminated within one year of a change-of-control for any reason other than by us for cause, or if he elects to terminate his employment (whether or not for good reason) during the period beginning 121 days after a change-of-control and ending on the second anniversary thereof, Mr. Travers would be entitled to receive:

•	four times his annual base salary, payable in 48 equal monthly installments	$2,300,000
•	his annual incentive bonus, then in effect, payable within 60 days of termination	-
	Total cash compensation upon change-of-control	$2,300,000

Additionally, in either case Mr. Travers would also be entitled to:

•	continuation of medical benefits throughout the 24 or 48-month period during which severance payments are made or until he becomes eligible to receive medical benefits from subsequent employer	$18,928 (for 24 months) or $37,856 (for 48 months)
•	any accrued amounts owing to him
•	additionally, in the event any severance payments under those existing agreements become subject in the future to IRS Section 280G excise taxes that lower the net amounts after tax those officers would otherwise receive, then the Company shall gross-up such payments to these “disqualified individuals” (IRS definition) for the 20 percent excess tax if their currently existing severance arrangements are deemed excess parachute payment amounts

If Mr. Travers’s employment is terminated for cause or by Mr. Travers voluntarily, he will be entitled to receive only any accrued amounts owing him and will forfeit all unvested equity and unearned incentive payments.

Grant Russell

If Mr. Russell’s employment is terminated (i) by the Company without cause or (ii) by Mr. Russell for good reason or (iii) as a result of disability, Mr. Russell would be entitled to receive:

•	two times his annual base salary, payable in 24 equal monthly installments	$900,000
•	his annual incentive bonus, payable within 60 days of termination	-
	Total cash compensation upon termination	$900,000

If Mr. Russell’s employment is terminated within one year of a change-of-control for any reason other than by us for cause, or if he elects to terminate his employment (whether or not for good reason) during the period beginning 121 days after a change of control and ending on the second anniversary thereof, Mr. Russell would be entitled to receive:

•	four times his annual base salary, payable in 48 equal monthly installments	$1,800,000
•	his annual incentive bonus, then in effect, payable within 60 days of termination	-
	Total cash compensation upon change-of-control	$1,800,000

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Additionally, in either case Mr. Russell would also be entitled to:

•	continuation of medical benefits throughout the 24 or 48-month period during which severance payments are made or until he becomes eligible to receive medical benefits from subsequent employer	$9,490 (for 24 months) or $18,980(for 48 months)
•	any accrued amounts owing to him
•	additionally, in the event any severance payments under those existing agreements become subject in the future to IRS Section 280G excise taxes that lower the net amounts after tax those officers would otherwise receive, then the Company shall gross-up such payments to these “disqualified individuals” (IRS definition) for the 20 percent excess tax if their currently existing severance arrangements are deemed excess parachute payment amounts

If Mr. Russell’s employment is terminated for cause or by Mr. Russell voluntarily, he will be entitled to receive only any accrued amounts owing him and will forfeit all unvested equity and unearned incentive payments.

Director Compensation

Employee directors do not receive additional compensation for serving on the Board of Directors beyond the compensation they received for serving as our officers, as described under “Executive Compensation.”

We use a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board of Directors. In setting non-employee director compensation levels the board considers the amount of time that directors expend in fulfilling their duties as members of our board and the skill-level we require of members of our board.

Historically, Directors have been paid an annual cash retainer for Board and Committee work with the Chairpersons receiving an incremental amount for the additional time and effort required. Additionally, Directors have been granted 15,000 shares of the Company’s stock annually on or about the Company’s Annual Meeting Date.

With the significant increase in Vuzix’ stock price in 2021, the Compensation Committee felt it was necessary to decrease the number of shares granted by 20% for 2021. It also recognized the need to conduct a market assessment and evaluate best practices so that Director compensation could be aligned with market practices. In 2022, Vuzix retained Farient Advisors to provide an overview of market best practices and approach to Director compensation.

After consideration, the Board approved a number of changes, which include the following:

▪	Equity grants (RSUs) to be set based on a fixed dollar value vs. number of shares to eliminate volatility in Director Compensation

▪	Cash retainers and Chair fees to remain unchanged, but Directors are offered the option to receive 50% or 100% of cash retainers in RSUs

▪	RSUs will vest annually, one-year following the grant date vs. monthly with the ability of each Director to receive such stock net of tax withholding

▪	A stock ownership policy that requires Directors to hold a minimum amount of Company stock (as outlined in the stock ownership policy section in the table immediately below)

▪	A limit on total annual Director compensation

▪	Appointment of a Lead Independent Director

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Changes to the Director Compensation Program for 2022 include:

Changes to Director Compensation

Compensation Element	2021	2022
Board Cash Retainer	$60,000	$60,000
Incremental Chair Fees ▪ Lead Independent Director ▪ Audit ▪ All other Committees	N/A $12,000 $10,000	$15,000 $12,000 $10,000
Equity Grant (shares or RSU FMV)	15,000 shares(1)	The equivalent of $100,000 in RSUs
Stock Ownership Requirement	N/A	3x base cash retainer
Total Annual Director Compensation Limit	N/A	$500,000 (cash and equity)

(1)	Shares were reduced by 20% for 2021 to 11,834 shares due to increase in Vuzix stock price

DIRECTOR COMPENSATION — YEAR ENDED DECEMBER 31, 2021

	Fees Paid in	Stock	Option	All Other
	Cash	Awards	Awards	Compensation	Total
Name	($)	($)(1)	($)	($)	($)
Timothy Harned	62,000	199,995	—	—	261,995
Edward Kay	63,500	199,995	—	—	263,495
Alexander Ruckdaeschel	27,000	—	—	—	27,000
Azita Arvani	30,000	250,002	—	—	285,002
Emily Nagle Green	35,000	250,002	—	—	280,002
Raj Rajgopal	30,000	250,002	—	—	280,002

(1)

Messrs. Harned, Kay, Rajgopal and Mses. Arvani and Green were each awarded 11,834 shares of common stock on June 16, 2021, as part of their annual retainer compensation. The total fair market value of these stock awards was $199,995 each, which was determined by multiplying the number of shares of common stock granted by the closing price of $16.90 of our common stock as listed on NASDAQ on the day prior to grant.

Mses. Arvani and Green and Mr. Rajgopal were each awarded 2,959 shares of common stock on June 16, 2021, as part of their onboarding as new directors. The total fair market value of these stock awards was $50,007 each, which was determined by multiplying the number of shares of common stock granted by the closing price of $16.90 of our common stock as listed on NASDAQ on the day prior to grant.

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TRANSACTIONS WITH RELATED PERSONS

Since January 1, 2021, we have entered into no transactions in which our directors, executive officers or holders of more than 5% of our capital stock had or will have a direct or indirect material interest. The following transactions do not include compensation, termination and change-in-control arrangements, which are described under “COMPENSATION AND OTHER INFORMATION CONCERNING NAMED EXECUTIVE OFFICERS AND DIRECTORS.” We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. Under these agreements we are obligated to indemnify the indemnitee to the fullest extent permitted by applicable law for all reasonable expenses (including attorneys’ fees and disbursements), judgments, fines (including excise taxes and penalties) and amounts paid in settlement actually and reasonably incurred by the indemnitee arising out of or connected with the indemnitee’s service as a director or officer and indemnitee’s service in another capacity at our request or direction. We are also obligated to advance all reasonable and actual expenses incurred by the indemnitee in connection with any action, suit, proceeding or appeal with respect to which such indemnitee is entitled to be indemnified upon our receipt of an invoice for such expenses. Our obligation to advance expenses is subject to the indemnitee’s execution, upon our request, of an agreement to repay all such amounts if it is ultimately determined that such indemnitee is not entitled to be indemnified by us under applicable law. If a claim for indemnification under this agreement may not be paid to the indemnitee under applicable law, then in any action in which we are jointly liable with the indemnitee, we are obligated to contribute to the amount of reasonable expenses (including attorneys’ fees and disbursements) actually and reasonably incurred by the indemnitee in proportion to the relative benefits received by us and the indemnitee from the transaction from which such action arose, and our relative fault and that of the indemnitee in connection with the events which resulted in such expenses. The rights of an indemnitee under the form of indemnification agreement are in addition to any other rights that the indemnitee may have under our certificate of incorporation or bylaws, any agreement, or any vote of our stockholders or directors. We are not obligated to make any payment under the form of indemnification agreement to the extent payment is actually made to the indemnitee under an insurance policy or any other method outside of the agreement.

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OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting, but if other matters properly come before the meeting, the persons named as proxies in the enclosed proxy will vote according to their best judgment. Stockholders are requested to vote by telephone or via the Internet, or date and sign the enclosed proxy and to mail it promptly in the enclosed postage-paid envelope. If you attend the Annual Meeting virtually, you may revoke your proxy at that time and vote in person virtually online by webcast, if you wish. Otherwise, your proxy will be voted for you.

By Order of the Board of Directors

/s/ Eric Black
Eric Black,
Corporate Secretary (Acting)

Dated:	April 29, 2022
West Henrietta, New York

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Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY D82405-P72589 1a. Paul Travers 1. To elect seven directors to serve until the 2023 Annual Meeting of Stockholders and until their successors have been duly elected and qualified. Nominees: 1d. Timothy Harned 1b. Grant Russell 1c. Edward Kay 1g. Azita Arvani 1e. Emily Nagle Green 1f. Raj Rajgopal 3. To approve, by non-binding vote, the compensation disclosed in the Proxy Statement of the Company's executive officers, who are named in the Proxy Statement Summary Compensation Table. NOTE: In their discretion, upon any other business that may properly come before the meeting or any adjournment thereof. For Against Abstain For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! VUZIX CORPORATION The Board of Directors recommends a vote FOR all the named nominees as directors and FOR Proposals 2 and 3. VUZIX CORPORATION 25 HENDRIX ROAD WEST HENRIETTA, NY 14586 NOTE: Please sign EXACTLY as name(s) appear(s) on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person. 2. To ratify the appointment of Freed Maxick, CPAs, P.C. as the Company's independent registered public accounting firm for the year ending December 31, 2022. VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/VUZI2022 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTE w

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. D82406-P72589 Proxy – VUZIX CORPORATION PROXY FOR ANNUAL MEETING TO BE HELD VIRTUALLY ON JUNE 15, 2022 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned stockholder hereby appoints PAUL TRAVERS and GRANT RUSSELL or either of them (each with full power to act alone), as attorneys and proxies for the undersigned, with the power to appoint his substitute, to represent and to vote all the shares of common stock of Vuzix Corporation (the “Company”), which the undersigned would be entitled to vote, at the Company’s Virtual Annual Meeting of Stockholders to be held on June 15, 2022, at 1:00 p.m. Eastern Time and at any adjournments thereof, subject to the directions indicated on the reverse side hereof. In their discretion, the proxies are authorized to vote upon any other matter that may properly come before the meeting or any adjournments thereof. This proxy, when properly executed, will be voted in the manner directed on the reverse side by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the election of the named nominees as directors and FOR Proposals 2 and 3. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. (IMPORTANT—This Proxy must be signed and dated)